UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant [ ]

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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
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TRANSCAT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRANSCAT, INC.
Notice of Annual Meeting of Shareholders

When:	Where:	Record Date:
Wednesday, September 8, 2021 12:00 p.m. Eastern Time	Via webcast at www.virtualshareholdermeeting.com/TRNS2021	July 14, 2021

Items of Business	Board Recommendation
► Proposal 1: Election of the four director nominees named in this proxy statement	For each nominee
► Proposal 2: To approve, on an advisory basis, the compensation of our named executive officers	For
► Proposal 3: To ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 26, 2022	For
► Proposal 4: To approve the Transcat, Inc. 2021 Stock Incentive Plan	For
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Voting: Holders of Transcat, Inc. common stock at the close of business on the Record Date are entitled to vote. Whether or not you expect to participate in the Annual Meeting, please grant a proxy to vote by one of the following procedures as promptly as possible in order to ensure your representation at the Annual Meeting. If you own your shares through a broker we encourage you to follow the instructions provided by your broker about how to vote. Unless you provide your broker with voting instructions, your broker may not vote your shares on Proposal 1, 2 and 4.

Prior to the Meeting:

By Internet* www.proxyvote.com	By Smartphone or Tablet Vote your shares by scanning the QR code provided on the Notice of Internet Availability or proxy card (if you request one)	By Telephone* 1-800-690-6903	By Mail Complete, date, sign and return the proxy card mailed to you (if you request one) or voting instruction card (if sent by your nominee)

During the Meeting:

By Internet* www.virtualshareholdermeeting.com/TRNS2021

* You will need to provide the control number that appears on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. Voting by telephone, internet, smartphone and tablet closes on September 7, 2021 at 11:59 p.m., Eastern Time.

By Order of the Board of Directors James M. Jenkins General Counsel, Vice President of Corporate Development and Corporate Secretary

Rochester, New York
July 22, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 8, 2021

Our Proxy Statement and Annual Report to Shareholders are available online at www.proxyvote.com

i

TRANSCAT, INC.
35 Vantage Point Drive, Rochester, New York 14624

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 8, 2021

PROXY STATEMENT SUMMARY

To assist you in reviewing the proposals to be considered and voted upon at our annual meeting of shareholders (the “Annual Meeting”) to be held on September 8, 2021, we have summarized information contained elsewhere in this proxy statement or in our Annual Report on Form 10-K for the fiscal year ended March 27, 2021 (the “Annual Report”). This summary does not contain all of the information you should consider about Transcat, Inc. (the “Company”) and the proposals being submitted to shareholders at the Annual Meeting. We encourage you to read the entire proxy statement and Annual Report carefully before voting.

The Annual Meeting
When:	Where:	Record Date:
Wednesday, September 8, 2021 12:00 p.m. Eastern Time	Via webcast at www.virtualshareholdermeeting.com/TRNS2021	July 14, 2021

Meeting Agenda and Voting Matters
Proposal	Board Vote Recommendation	Page Reference (for more information)
1. Election of the four director nominees named in this proxy statement	FOR each nominee	9
2. To approve, on an advisory basis, the compensation of our named executive officers	FOR	15
3. To ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 26, 2022	FOR	16
4. To approve the Transcat, Inc. 2021 Stock Incentive Plan	FOR	17

Directors
Name	Age	Recent Professional Experience	Committees
Craig D. Cairns*◆	56	President of Howe & Rusling, Inc.	—
Oksana S. Dominach*◆	57	Senior Vice President Finance and Treasurer of Constellation Brands, Inc.	AC, CC
Charles P. Hadeed*	71	Former Chairman, President and Chief Executive Officer of the Company	AC**, EC

Name	Age	Recent Professional Experience	Committees
Richard J. Harrison*	76	Vice Chairman of MDO II	CC, EC
Gary J. Haseley*	59	Chairman of Board of the Company; Retired Senior Vice President and General Manager of Kaman Automation, Control & Energy	EC**
Mbago M. Kaniki*	43	Chief Executive Officer of Adansonia Management LLC	—
Paul D. Moore*	70	Retired Senior Vice President of M&T Bank Corporation	AC, CGNC**
Angela J. Panzarella*	63	Retired Chief Executive Officer of the YWCA of Rochester & Monroe County	CC**, CGNC
Lee D. Rudow◆	57	President and Chief Executive Officer of the Company	EC
Carl E. Sassano*◆	71	Partner in CSW Equity Partners, LLC	CGNC

* — Independent Director
◆ — Director Nominee
** — Chair
AC — Audit Committee
CC — Compensation Committee
CGNC — Corporate Governance and Nominating Committee
EC — Executive Committee

Our Business

We are a leading provider of accredited calibration and laboratory instrument services and a value-added distributor of professional grade test, measurement and control instrumentation. We are focused on providing services and products to highly regulated industries, particularly the life science industry, which includes pharmaceutical, biotechnology, medical device and other FDA-regulated businesses. Additional industries served include FAA-regulated businesses, including aerospace and defense industrial manufacturing; energy and utilities, including oil and gas and alternative energy; and other industries that require accuracy in their processes, confirmation of the capabilities of their equipment, and for which the risk of failure is very costly.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these proxy materials?

The board of directors (the “Board”) of the Company, an Ohio corporation, is providing these proxy materials in connection with the solicitation by the Board of proxies for use at the Annual Meeting, or at any adjournment of the meeting, for the purposes set forth in this proxy statement. The proxy materials are being made available to you on the internet, or by printed versions if requested and delivered to you by mail.

Can I attend the Annual Meeting?

The Annual Meeting will be conducted as a virtual meeting of shareholders by means of a live webcast. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location, especially in light of the ongoing COVID-19 pandemic. By visiting www.virtualshareholdermeeting.com/TRNS2021, you will be able to attend the Annual Meeting, vote your shares, and submit questions during the meeting via the internet. There will not be a physical meeting location and you will not be able to attend in person. We invite you to attend the Annual Meeting and request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may vote by internet, smartphone, tablet, telephone, or, if you requested and received paper copies of the proxy materials by mail, you may also vote by completing and mailing your proxy card.

What is included in these proxy materials?

These proxy materials include:

●	Our Annual Report to Shareholders for the fiscal year ended March 27, 2021 (“fiscal 2021”); and

●	Notice of 2021 Annual Meeting and Proxy Statement.

If you request and receive printed versions of the proxy materials by mail, these proxy materials also include a proxy card.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

We are following the “e-proxy” rules of the Securities and Exchange Commission (the “SEC”), that allow public companies to furnish proxy materials to shareholders over the internet. The “e-proxy” rules remove the requirement for public companies to automatically send shareholders a full, printed copy of proxy materials and allow them instead to deliver to their shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and to provide online access to the documents. Accordingly, we mailed the Notice of Internet Availability to our shareholders of record on or about July 22, 2021.

The Notice of Internet Availability provides instructions on how to:

●	View our proxy materials for the Annual Meeting on the internet and vote; and

●	Request a printed copy of the proxy materials.

In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the environmental impact of printed materials.

Where can I view the proxy materials on the internet?

We are making this proxy statement and voting instructions available to shareholders on or about July 22, 2021 at www.proxyvote.com. We are also making our Annual Report available at the same time and by the same method. The Annual Report is not a part of the proxy solicitation materials and is not incorporated herein by reference. Our Annual Report on Form 10-K for fiscal 2021, as filed with the SEC, is included in the Annual Report and includes our audited consolidated financial statements, along with other information about us, which we encourage you to read.

How can I receive a printed copy of the proxy materials, including the Annual Report?

Shareholder of Record. You may request a printed copy of the proxy materials by any of the following methods:

●	Telephone: call toll-free at 1-800-579-1639;

●	Internet at www.proxyvote.com; or

●

Email at sendmaterial@proxyvote.com with “Proxy Materials Transcat, Inc.” in the subject line. In the message, include your full name and address, the number located in the shaded bar on the reverse side of the Notice of Internet Availability and state that you want to receive a paper copy of current and/or future proxy materials.

Beneficial Owner. You may request a printed copy of the proxy materials by following the instructions provided to you by your broker, bank or nominee.

Who can vote at the Annual Meeting?

Each holder of shares of our common stock at the close of business on July 14, 2021, the record date (the “Record Date”) for the Annual Meeting, is entitled to notice of and to vote at the Annual Meeting. We have one class of shares outstanding, designated common stock, $0.50 par value per share. As of the Record Date, there were 7,469,857 shares of our common stock issued and outstanding.

What is the quorum requirement?

A quorum is required for shareholders to conduct business at the Annual Meeting. According to our Code of Regulations, as amended, the holders of a majority of the issued and outstanding shares of our common stock present in person or by proxy at the meeting will constitute a quorum.

How many votes are needed to approve each proposal and what are the recommendations of the Board?

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the Annual Meeting.

Proposal	Description	Vote Required	Board Recommendation
One	Election of four director nominees	Plurality of the votes duly cast at the Annual Meeting	For each nominee
Two	To approve, on an advisory basis, the compensation of our named executive officers	Majority of the votes duly cast at the Annual Meeting (1)	For

Three	To ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 26, 2022	Majority of the votes duly cast at the Annual Meeting (2)	For
Four	To approve the Transcat, Inc. 2021 Stock Incentive Plan	Majority of the votes duly cast at the Annual Meeting	For

(1)

The result of the advisory vote to approve the compensation of our named executive officers is not binding on the Board or the compensation committee of the Board. However, the Board and the compensation committee value the opinions expressed by our shareholders in their votes on these proposals and will consider the outcome of the vote when making future compensation decisions regarding our named executive officers.

(2)

We are presenting the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm to our shareholders for ratification. The audit committee will consider the outcome of this vote when selecting our independent registered public accounting firm for subsequent fiscal years.

Can I attend the Annual Meeting in person?

No. We will be hosting the Annual Meeting only by means of a live webcast. There will not be a physical meeting location and you will not be able to attend the meeting in person. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting. By going to www.virtualshareholdermeeting.com/TRNS2021, you will be able to listen to the Annual Meeting, submit questions and vote. If you wish to listen to the Annual Meeting, but do not wish to submit questions or vote during the Annual Meeting, you may log in as a guest at www.virtualshareholdermeeting.com/TRNS2021.

The Annual Meeting webcast will start at 12:00 p.m., Eastern Time, on Wednesday, September 8, 2021. We encourage you to access the meeting website prior to the start time to allow time for check in. If you encounter technical difficulties accessing our Annual Meeting, a support line will be available on the login page of the virtual meeting website shortly before the beginning of the Annual Meeting.

As always, we encourage you to vote your shares prior to the Annual Meeting.

Do I need to register to attend the Annual Meeting?

You do not need to register to attend the Annual Meeting webcast. Follow the instructions on your Notice of Internet Availability or proxy card (if you requested and received a printed copy of the proxy materials) to access the Annual Meeting.

How do I ask questions at the Annual Meeting?

If you wish to submit a question the day of the Annual Meeting you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/TRNS2021, type your question into the “Ask a Question” field, and click “Submit.”

Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, are not pertinent to Annual Meeting matters and therefore will not be answered.

How do I vote?

Shareholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares of our common stock were registered directly in your name with our transfer agent, Computershare, then you are a shareholder of record. If you are a shareholder of record, there are four ways to vote:

●	By internet at www.proxyvote.com.

●	By using your smartphone or tablet and scanning the QR code provided on the Notice of Internet Availability or proxy card if you received one.

●	By touch tone telephone: call toll-free at 1-800-690-6903.

●	By completing and mailing your proxy card (if you requested and received a printed copy of the proxy materials).

●

At the Annual Meeting: instructions on how to vote during the Annual Meeting webcast are posted at www.virtualshareholdermeeting.com/TRNS2021. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting.

Whether or not you plan to attend the meeting, we urge you to vote to ensure your vote is counted. You may still attend the meeting and vote your shares if you have already voted by proxy. Only the latest vote you submit will be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. If, on the Record Date your shares of our common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by that organization along with a voting instruction card. As a beneficial owner, you must vote your shares in the manner prescribed by your broker, bank or nominee (“broker”). Your broker has enclosed or otherwise provided a voting instruction card for you to use in directing the broker how to vote your shares. Check the voting instruction card used by that organization to see if it offers internet or telephone voting.

Instead of directing your broker how to vote your shares, you may elect to attend the Annual Meeting and vote your shares during the meeting. Instructions on how to vote during the Annual Meeting webcast are posted at www.virtualshareholdermeeting.com/TRNS2021. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting.

How many votes do I have?

Each shareholder is entitled to one vote for each share of common stock held as of the Record Date. You may either vote “FOR” or “WITHHOLD” authority to vote for our nominees for the Board in Proposal 1. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 2 (advisory vote to approve the compensation of our named executive officers), Proposal 3 (to ratify the selection of our independent registered public accounting firm), and Proposal 4 (to approve the Transcat, Inc. 2021 Stock Incentive Plan).

What happens if I do not give specific voting instructions?

Shareholder of Record. If you are a shareholder of record and you (i) indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board, or (ii) sign and return a proxy card without giving specific voting instructions, then the named proxies will vote your shares in the manner recommended by the Board (i.e., FOR each of the director nominees named in Proposal 1 and FOR Proposals 2, 3 and 4), and in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting or at any adjournment or postponement of the meeting.

Beneficial Owner. If you do not provide your broker with specific voting instructions, or if you do not vote the shares at the Annual Meeting, your shares will not be voted or counted with respect to Proposals 1, 2 and 4, which are non-routine proposals. Your broker has discretionary authority to vote your uninstructed shares with respect to Proposal 3, which is a routine proposal.

What effect do abstentions have?

An abstention represents a shareholder’s affirmative choice to decline to vote on a proposal, other than the election of directors. Shares that abstain from voting on a proposal are counted for the purpose of determining the presence of a quorum but are not considered votes “duly cast” for a proposal. Thus, abstentions will have no effect on the outcome of the vote on the proposals requiring the approval of a plurality or a majority of votes duly cast (Proposals 1, 2, 3 and 4), because abstentions are not counted as votes duly cast.

What happens if I do not cast a vote and what are broker non-votes?

If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

If you hold your shares in street name and do not provide voting instructions to your broker, your broker may still be able to vote your shares with respect to certain “discretionary” (or routine) items but will not be allowed to vote your shares with respect to certain “non-discretionary” (or non-routine) items. In the case of non-discretionary items, for which no instructions are received, the shares will be treated as “broker non-votes.” Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum. A broker will have discretionary authority to vote on Proposal 3 relating to the ratification of the selection of our independent registered public accounting firm but will not have discretionary authority to vote on any other matter. As a result, if you do not vote your street name shares, your broker has the authority to vote on your behalf with respect to Proposal 3 (the ratification of the selection of the independent registered public accounting firm), but not with respect to Proposal 1 (the election of directors), Proposal 2 (advisory vote to approve the compensation of our named executive officers) and Proposal 4 (approval of the incentive plan). Broker non-votes will have no effect on the outcome of Proposals 1, 2 and 4. We encourage you to provide instructions to your broker to vote your shares on Proposals 1, 2 and 4.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting.

If you are a shareholder of record, you may change your vote or revoke your proxy in any one of the following ways:

●	You may submit a later-dated vote by internet or telephone (only your latest internet or telephone vote will be counted);

●	You may submit another timely, properly completed, later-dated proxy card;

●	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary, 35 Vantage Point Drive, Rochester, New York 14624, which must be received no later than September 7, 2021; or

●	You may attend the Annual Meeting webcast and vote during the meeting. Attending the meeting without voting during the meeting will not, by itself, revoke a previously submitted proxy unless you specifically request your prior proxy be revoked.

If you hold your shares in street name, please contact your broker or other organization regarding how to revoke your instructions and change your vote. You may change your vote by submitting a later-dated vote on the internet or by telephone, if offered, or by participating in the Annual Meeting webcast and by submitting a later vote during the meeting.

Who is paying for the solicitation of the proxies?

The Board is soliciting proxies for use at the Annual Meeting, and we will bear the cost of the proxy solicitation. In addition to the posting or mailing of the proxy materials, our directors, officers and employees may solicit proxies personally, by telephone, by email or by other means of communication. We will not compensate any of these persons for soliciting proxies on our behalf. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. In addition, we have retained Regan & Associates, Inc., a professional solicitation firm, which will assist us in delivering the proxy materials and soliciting proxies for a fee of approximately $8,000.

How can I find out the voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

How can I obtain a copy of the Annual Report on Form 10-K?

You can obtain upon request, free of charge, a copy of our Annual Report on Form 10-K for fiscal 2021 by:

●	accessing our website, Transcat.com, and going to “SEC Filings” under “Investor Relations”;

●	writing to us at: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary; or

●	telephoning us at (585) 352-7777.

You can also obtain a copy of our Annual Report on Form 10-K for fiscal 2021 and all other reports and information that we file with, or furnish to, the SEC from the SEC’s EDGAR database at www.sec.gov.

Information included on our website is not part of this proxy statement.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Our Code of Regulations, as amended, currently provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, only a portion of our board of directors is elected each year. The term of four of our directors, Mr. Cairns, Ms. Dominach, Mr. Rudow, and Mr. Sassano will expire at this year’s Annual Meeting.

Based on the recommendation of the corporate governance and nominating committee, we have nominated Craig D. Cairns, Oksana S. Dominach, Lee D. Rudow, and Carl E. Sassano each to serve for a three-year term expiring in 2024 or until his or her successor is duly elected and qualified. Unless authority to vote for one of the nominees is specifically withheld, proxies will be voted FOR the election of Ms. Dominach, and Messrs. Cairns, Rudow and Sassano.

The Board recommends that you vote FOR the election of each of Mr. Cairns, Ms. Dominach, Mr. Rudow, and Mr. Sassano.

We do not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, determine, provided that proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

The SEC’s rules require us to briefly discuss the particular experience, qualifications, attributes or skills that led our board of directors to conclude that each director or nominee for director should serve on our board of directors. We have provided this discussion in a separate paragraph immediately below the biographical information of each director.

Nominees Proposed for Election as Directors for a Term Expiring in 2024

Craig D. Cairns
Age: 56
Director Since: 2021

Mr. Cairns has served as the President since May 2003 and is the majority owner of Howe & Rusling, Inc., a wealth management services company. Mr. Cairns has more than 25 years of investment experience. Mr. Cairns currently serves on the board of trustees of McQuaid Jesuit High School and is also the Chair of the Investment Committee for the Veterans’ Outreach Center.

Experience and Qualifications

Mr. Cairns brings to the Board extensive leadership experience and considerable experience with client relations, capital allocation, sales and marketing. His experience with strategic planning and execution provide us with valuable knowledge as we continue to implement our growth strategy.

Oksana S. Dominach
Age: 57	Board Committees:
Director since: 2019	Audit
Compensation

Ms. Dominach is senior vice president finance and treasurer of Constellation Brands, Inc. (NYSE:STZ), a leading international producer and marketer of beer, wine and spirits. She was elected vice president in 2004 and promoted to the senior vice president role in February 2016, and elected assistant treasurer in 2004 and promoted to treasurer in June 2015. Previously, she served as finance director from 2003 to 2004. Ms. Dominach currently serves as treasurer and director of the not-for-profit Board of Constellation – Marvin Sands Performing Arts Center; a director of the Directors Advisory Council of the Rochester Division of Manufacturers and Traders Trust Company; and a director of various Constellation subsidiaries including Ruffino S.r.l., Tenute Ruffino S.r.l., and Poderi Ducali Ruffino S.r.l.

Experience and Qualifications

Ms. Dominach brings to the Board more than 32 years of experience and expertise in financial strategy and risk management, as well as over ten years of experience participating on public and not-for-profit boards. Her capital structure management, risk management and corporate compliance expertise provide us with valuable insight and acumen as we continue to advance our growth strategy.

Lee D. Rudow
Age: 57	Board Committee:
Director since: 2015	Executive

Mr. Rudow joined us in November 2011 as our chief operating officer and was appointed president in September 2012. He was appointed chief executive officer, effective July 1, 2013. From 2008 until 2011, Mr. Rudow served as vice president in various capacities for SIMCO Electronics, Inc., an independent provider of global calibration, repair, and software solutions. Prior to that, from 2006 to 2008, he was president and chief executive officer of Davis Calibration, Inc., served as president and chief executive officer of its related business and predecessor, Davis Inotek Corp. from 1996 to 2006, and served as president of Davis Instruments Corp. from 1986 to 1996.

Experience and Qualifications

Mr. Rudow brings more than 33 years of experience in both of our industry segments. He has a strong understanding of the execution needed for our current business strategy and has served in sales, sales management, and operational positions at Transcat and our competitors. Mr. Rudow has worked at startups, private equity-funded and large industrial companies in our industry space. His skill set is uniquely suited for our organic and acquisitive strategic initiatives. Our customers, suppliers, employees and Board recognize his experience as providing a broad set of skills in his roles as our chief executive officer and Board member.

Carl E. Sassano
Age: 71	Board Committee:
Director since: 2000	Corporate Governance and Nominating

Mr. Sassano served as our chairman of the board from October 2003 until April 2007 and from May 2008 until July 2013. From April 2007 to May 2008, he served as our executive chairman of the board. Mr. Sassano became our president and chief executive officer in March 2002 and served in these roles until May 2006 and April 2007, respectively. Prior to joining us, Mr. Sassano served as president and chief operating officer of Bausch & Lomb Incorporated in 1999 and 2000. He also held positions in Bausch & Lomb as president-global vision care (1996-1999), president-contact lens division (1994-1996), group president (1993-1994), and president-Polymer Technology (1983-1992), a subsidiary of Bausch & Lomb. Mr. Sassano has been a partner in CSW Equity Partners, LLC, a small private equity investment company, since 2001. Mr. Sassano serves as chairman of the board of Voiceport LLC and serves on the board of directors of Complemar Partners and One Stream Networks LLC.

Experience and Qualifications

Mr. Sassano’s experience in small-to-medium size divisions within Bausch & Lomb, as well as the processes associated with Bausch & Lomb’s overall corporate organization, provided Mr. Sassano with the necessary skill set to grow Transcat out of financial turmoil in 2002 and then position it on a path toward growth in the years that followed. Mr. Sassano’s leadership skills and institutional knowledge of our company, coupled with his significant corporate experience, provides our Board with a strong understanding of the issues we face in our growth strategy.

Directors Whose Terms Do Not Expire at the 2021 Annual Meeting

Charles P. Hadeed
Age: 71	Board Committees:
Director since: 2007	Executive
Term Expires: 2022	Audit (Chair)

Mr. Hadeed served as our chairman of the Board from June 2014 until September 2020, as our executive chairman from July 2013 until June 2014, as our chief executive officer from April 2007 to July 2013, and as our president from May 2006 to September 2012. He also served as our chief operating officer from October 2004 to November 2011. Mr. Hadeed joined us in April 2002 as our vice president of finance and chief financial officer, a role he served in until May 2006. Prior to joining us, Mr. Hadeed most recently served as vice president-healthcare ventures group with Henry Schein Inc. Prior to that, he served as group vice president-operations at Del Laboratories Inc. and in various executive positions during his 20-year career at Bausch & Lomb Incorporated. Mr. Hadeed currently serves on the board of directors of IEC Electronics Corp. (NASDAQ:IEC). He also has served on the board of directors of several not-for-profit organizations in the greater Rochester, New York area.

Experience and Qualifications

As our former chairman, executive chairman, chief executive officer, president, chief operating officer, and vice president of finance and chief financial officer, Mr. Hadeed provides the Board with invaluable institutional knowledge of the operations of our company, its markets and its customers. When Mr. Hadeed joined us in April 2002, our company was facing a number of critical challenges. His financial and management skills contributed to the resolution of those challenges, as well as the financial turnaround and growth the company has experienced during his tenure with us. Mr. Hadeed continues to provide leadership for our sustained growth, profitability and financial stability.

Paul D. Moore
Age: 70	Board Committees:
Director since: 2001	Audit
Term Expires: 2022	Corporate Governance and Nominating (Chair)

Mr. Moore retired as senior vice president of M&T Bank Corporation, a bank holding company, in March 2014. Prior to his retirement, Mr. Moore last served as senior credit officer overseeing all corporate lending activity in the Rochester, Buffalo and Binghamton, New York markets. Additionally, Mr. Moore had credit responsibility for M&T’s automotive dealership customers throughout its Middle Atlantic markets. During his 35-year career at M&T Bank, Mr. Moore served as the commercial banking manager for the Rochester, New York market and held various commercial loan positions in Buffalo, New York.

Experience and Qualifications

Mr. Moore’s corporate banking career qualifies him to represent the interests of shareholders as a member of our Board. Over the course of his career, he extended loans to thousands of companies and was required to assess the management, products, markets and financial performance of these businesses. This process has provided Mr. Moore with a broad perspective of what makes a business successful, an insight that is invaluable to the Board, particularly as it relates to strategic planning and growth.

Angela J. Panzarella
Age: 63	Board Committees:
Director since: 2014	Compensation (Chair)
Term Expires: 2022	Corporate Governance and Nominating

From June 2018 through November 2020, Ms. Panzarella served as the chief executive officer of the YWCA of Rochester & Monroe County, a non-profit organization dedicated to eliminating racism and empowering women. From November 2010 through January 2016, Ms. Panzarella was the President of ACM Medical Laboratory, Inc. (“ACM”), a clinical and global central laboratory that is a subsidiary of Rochester Regional Health System. Prior to joining ACM in 2010, Ms. Panzarella held various legal and executive positions with Bausch & Lomb Incorporated over her twenty-year career with the company, including her most recent role as corporate vice president-global vision care. Prior to joining Bausch & Lomb, she was an associate attorney at the law firm of Harris Beach. Ms. Panzarella currently serves on the board of directors of University of Rochester Medicine Home Care, and has served on the board of directors of several other non-profit organizations in the Rochester, NY area.

Experience and Qualifications

Ms. Panzarella’s experience as a chief executive officer in a regulated services industry, which is similar to the industries we serve, positions her to provide valuable insight to the Board and management in implementing our calibration services growth strategy.

Richard J. Harrison
Age: 76	Board Committees:
Director since: 2004	Compensation
Term Expires: 2023	Executive

Since November 2016, Mr. Harrison has served as vice chairman of MDO II (DealerDOCX), a document management company specializing in the retail automotive business. Mr. Harrison served as executive vice president and chief operating officer of Five Star Bank, a commercial bank, and its parent, Financial Institutions, Inc. (NASDAQ:FISI), from August 2012 until his retirement on March 31, 2016. Mr. Harrison previously served as executive vice president and senior retail lending administrator of Five Star Bank from 2009 until 2012. From 2003 until 2009, Mr. Harrison served as senior vice president of Five Star Bank and its predecessor, The National Bank of Geneva. He continues to provide consulting services for Five Star Bank. From January 2001 through January 2003, he served as executive vice president and chief credit officer of the Savings Bank of the Finger Lakes, as well as a director from 1997 through 2000. Prior to that, he held senior executive management positions with United Auto Finance, Inc., American Credit Services, Inc. (a subsidiary of Rochester Community Savings Bank), and Security Trust Company/Security New York State Corporation (now Bank of America). Mr. Harrison also serves and has served on the board of directors or as manager of several privately-held for profit and not-for-profit entities.

Experience and Qualifications

Mr. Harrison brings to the Board significant experience in analyzing complex financial transactions, in addition to his skills in credit, financial statement analysis and risk management. Mr. Harrison’s work with small to medium-size businesses throughout his career in banking and finance has provided him with an understanding of business-to-business marketing and provides the Board with an understanding of the financial and business environment in which our company operates. His prior service on a publicly-traded company board also provides the Board with valuable insight.

Gary J. Haseley
Age: 59	Board Committee:
Director since: 2015	Executive (Chair)
Term Expires: 2023

Mr. Haseley has served as the chairman of our Board since September 2020. He served as the senior vice president and general manager of Kaman Automation, Control & Energy, a division of Kaman Corporation, a manufacturer in the aerospace industry and the third largest distributor in the power transmission/motion control market, until his retirement in November 2016. Prior to joining Kaman, from January 2001 to August 2012, Mr. Haseley served as president and chief executive officer of Zeller Corporation, a distributor of electrical and automation components and solutions, which Kaman acquired in 2012. From 1995 until 2001, Mr. Haseley served as Zeller’s vice president of sales. Prior to joining Zeller, Mr. Haseley held various engineering and sales positions. From May 2018 until December 2019, Mr. Haseley served on the board of directors of Jerash Holdings (US), Inc. (NASDAQ:JRSH). Mr. Haseley has also served on the board of several other for profit and not-for-profit entities.

Experience and Qualifications

Mr. Haseley brings extensive knowledge in the distribution and services markets to our Board. His role as chief executive officer of Zeller Corporation and subsequent operational and sales roles at Kaman provide the Board with valuable insights into the leveraging of two market segments similar in synergies to our industry segments.

Mbago M. Kaniki
Age: 43
Director Since: 2021
Term Expires: 2023

Mr. Kaniki has served as chief executive officer of Adansonia Management LLC, an investment firm, since March 2013. He was chief executive officer of Alva Charge LLC, an electric vehicle charging company, from May 2016 to April 2021. Mr. Kaniki worked for other investment firms from 2001 to 2013. He has served on the board of directors of for-profit and not-for-profit entities.

Experience and Qualifications

Mr. Kaniki has had valuable experience with numerous complex transactions, including debt and equity financings, and mergers and acquisitions. His extensive leadership experience and expertise in driving business growth and transformation through effective strategic planning and execution are valuable to the Board as the Company continues to implement its growth strategy.

PROPOSAL TWO:
TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires us to provide our shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers (referred to as a “say-on-pay” vote). At our 2019 annual meeting of shareholders, we recommended, and our shareholders approved, that we hold this non-binding, advisory vote on executive compensation on an annual basis. The Board subsequently adopted this preference, and we are providing our shareholders with a say-on-pay vote this year. The next required vote on the frequency of the advisory vote on executive compensation will occur at our 2025 annual meeting of shareholders.

The primary goal of our compensation program is to align the interests of our named executive officers with those of our shareholders to achieve long-term growth. As detailed in the “Executive Compensation” section of this proxy statement, our objectives with respect to executive compensation are to attract, motivate, and retain a highly-qualified and effective executive management team. Our compensation policies are designed to motivate our management to achieve our business objectives, to reward them for achievement, to foster teamwork, to support our core values and to contribute to our long-term success. Our compensation policies for our named executive officers are designed to link pay to both performance, taking into account the level of difficulty associated with each executive’s responsibilities, and shareholder returns over the long term. To achieve these objectives, our compensation committee, in conjunction with a third-party compensation consultant, when appropriate, reviews and evaluates our executive compensation program. In addition, our executive compensation program ties a substantial portion of each executive’s overall compensation to attainment of key business and operational goals. The “Executive Compensation” section of this proxy statement, including the “Compensation Overview,” describes in detail our executive compensation program and the decisions made by our compensation committee.

We are asking our shareholders to indicate their support and approval for our named executive officer compensation as described in the “Executive Compensation” section of this proxy statement. We believe that our compensation program for our named executive officers is designed to create value for our shareholders over the long term and appropriately aligns pay with performance.

For the reasons summarized above, and as discussed in more detail in the “Executive Compensation” section of this proxy statement, the Board is asking our shareholders to vote for the following advisory resolution:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Overview, compensation tables, and related narrative discussion, is hereby approved.

The say-on-pay vote is advisory, and therefore it is not binding on our compensation committee or the Board. Nevertheless, the Board and our compensation committee value the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for our named executive officers.

The Board recommends that you vote FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers.

PROPOSAL THREE:
RATIFICATION OF SELECTION OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 26, 2022. This selection is being presented to our shareholders for ratification at the Annual Meeting. The audit committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

We have been advised by Freed Maxick CPAs, P.C. that a representative will be present at the Annual Meeting and will be available to respond to appropriate questions. We intend to give such representative an opportunity to make a statement if he or she should so desire.

The Board recommends that you vote FOR the proposal to ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 26, 2022.

Fees for Professional Services Provided by Freed Maxick CPAs, P.C.

The following table shows fees for professional services provided by Freed Maxick CPAs, P.C. during fiscal 2021 and the fiscal year ended March 28, 2020 (“fiscal 2020”).

	Fiscal 2021	Fiscal 2020
Audit Fees	$224,671	$216,800
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--
Total	$224,671	$216,800

Audit fees during fiscal 2021 and fiscal 2020 were for professional services rendered for the audit of our annual consolidated financial statements, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and services typically provided by the accountant in connection with our regulatory filings. In addition, audit fees for fiscal 2021 and fiscal 2020 also included amounts for the audit of our internal controls over financial reporting required in connection with our status as an accelerated filer for fiscal 2021 and fiscal 2020.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

In accordance with applicable laws, rules and regulations, the audit committee charter requires that the audit committee have the sole authority to review in advance and pre-approve all audit and non-audit fees and services provided to us by our independent registered public accounting firm. Accordingly, all audit services for which Freed Maxick CPAs, P.C. was engaged were pre-approved by the audit committee. The audit committee may delegate to one or more designated members of the audit committee the authority to grant required pre-approval of audit and permitted non-audit services. The decision of any member to whom authority is delegated is required to be presented to the full audit committee at its next scheduled meeting.

Independence Analysis by Audit Committee

The audit committee considered whether the provision of the services described above was compatible with maintaining the independence of Freed Maxick CPAs, P.C. and determined that the provision of these services was compatible with the firm’s independence.

PROPOSAL FOUR:
APPROVAL OF THE TRANSCAT, INC. 2021 STOCK INCENTIVE PLAN

Background

We are asking shareholders to approve the adoption of the Transcat, Inc. 2021 Stock Incentive Plan (the “2021 Plan”). Our Board approved and adopted the 2021 Plan on June 7, 2021, subject to shareholder approval.

The 2021 Plan will become effective on September 8, 2021 (the “Effective Date”) upon shareholder approval, and no awards may be granted under the 2021 Plan after the 10-year anniversary of the Effective Date.

The 2021 Plan will replace the Transcat, Inc. 2003 Incentive Plan, as amended and restated (the “Prior Plan” or the “2003 Incentive Plan”). If shareholders approve the adoption of the 2021 Plan, no further awards may be granted under the Prior Plan, and the remaining authorized shares under the Prior Plan will become available for grant under the 2021 Plan, as described in greater detail under “Description of the 2021 Plan — Authorized Shares” below.

The initial share authorization of the 2021 Plan is limited to the number of shares remaining available under the Prior Plan. No additional shares are being requested under the 2021 Plan.

The closing market price of a share of our common stock reported on the Nasdaq Global Market on July 14, 2021, the Record Date, was $58.93 per share.

Highlights of the 2021 Plan and Best Practices

2021 Plan does…

✓	Provide for a minimum one-year vesting period subject to certain limited exceptions

✓	Subject the payment of dividends and dividend equivalents on an award to the vesting of the award

✓	Contain limits on the number of shares or cash amounts that may be granted to any employee or consultant in a year

✓	Contain a limit on the number of shares and the cash amounts that may be granted or paid to any non-employee director in a year

✓	Provide for the recycling of shares back to the plan pool only in the event of expiration, forfeiture or cancellation of awards

✓	Provide for the recoupment of awards under certain circumstances

2021 Plan does NOT…

✕	Permit single-trigger vesting on a change of control (except where an acquirer does not assume or replace outstanding awards)

✕	Permit liberal share recycling

✕	Permit the direct or indirect repricing of stock options or stock appreciation rights without shareholder approval

✕	Permit the grant of stock options or stock appreciation rights with below-market exercise prices

✕	Permit excise tax gross-ups

✕	Contain any “evergreen” provisions that automatically add shares to the plan reserve

✕	Permit the grant of reload stock options

✕	Permit “net share counting” upon the exercise of stock options and stock appreciation rights

Description of the 2021 Plan

The principal terms of the 2021 Plan are described below. This description is qualified in its entirety by reference to the text of the 2021 Plan, a copy of which is attached as Appendix A to this proxy statement. In the event of a conflict between the description and the terms of the 2021 Plan itself, the terms of the 2021 Plan will govern.

Purpose

The purpose of the 2021 Plan is to recruit and retain selected employees, directors and consultants and to motivate such individuals to put forth their maximum efforts toward the continued growth, profitability and success of the Company by providing incentives to such individuals through the ownership and performance of our common stock.

Administration

The 2021 Plan will be administered by the compensation committee (the “Committee”) of the Board. Under the 2021 Plan, each member of the Committee is required to be, and currently is:

●	a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; and

●	a non-employee director meeting the independence requirements for compensation committee members under the rules and regulations of the Nasdaq Global Market.

The Committee will have the authority to select the eligible individuals to receive awards under the 2021 Plan; to determine the type of awards to be granted, the number of shares subject to each award and the terms and conditions of each award consistent with the 2021 Plan; to determine the terms and provisions of award agreements consistent with the 2021 Plan; to take any and all other action it deems necessary or advisable for the proper operation or administration of the 2021 Plan; and to make all determinations it deems necessary or advisable for the administration of the 2021 Plan.

Delegation. The Committee may authorize any one or more of its members, our Chief Executive Officer or other senior members of management to execute and deliver documents or to take any other action on behalf of the Committee with respect to awards made or to be made to participants, subject to the requirements of applicable law, including without limitation, Section 16 of the Exchange Act.

Non-U.S. Jurisdictions. In order to facilitate the making of any award to eligible individuals who are employed or retained outside the United States (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions in awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the 2021 Plan. The Committee may also adopt or approve sub-plans, appendices or supplements to the 2021 Plan as it may consider necessary or appropriate for purposes of implementing any special terms.

Prohibition Against Repricing. Except for permitted adjustments in connection with a corporate transaction or recapitalization, the Committee may not reprice, adjust or amend the exercise price of stock options or strike price of stock appreciation rights previously awarded, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by our shareholders. In addition, a stock option or stock appreciation right may not be surrendered in consideration of, or exchanged for cash, other awards or a new stock option or stock appreciation right having an exercise price or strike price below that of the surrendered or exchanged stock option or stock appreciation right, unless the exchange occurs in connection with a corporate transaction or is approved by our shareholders.

Authorized Shares

The maximum number of shares available for grant and issuance under the 2021 Plan will be the sum of: (a) the number of shares of common stock remaining available for issuance under the Prior Plan on the Effective Date; and (b) any shares of common stock that are subject to outstanding awards under the Prior Plan on the Effective Date that are subsequently canceled, expired, forfeited, or otherwise not issued or are settled in cash. We are not requesting any new shares under the 2021 Plan. As of March 27, 2021, there were 898,000 shares of common stock remaining available for issuance under the Prior Plan. Awards granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by us or with which we combine, and awards settled in cash, do not reduce the maximum number of shares of common stock that may be issued under the 2021 Plan.

Shares available for re-issuance under the 2021 Plan:

●	Shares underlying awards that are forfeited, canceled, expired or otherwise terminated without the issuance of shares.

Shares not available for re-issuance under the 2021 Plan:

●	Shares delivered to, or retained by the Company, in payment of the exercise price of a stock option;

●	Shares delivered to, or retained by the Company, in satisfaction of the tax withholding obligations with respect to an award; and

●	Shares covered by a stock appreciation right that were not issued upon the settlement of the award.

Eligible Participants

All employees, non-employee directors and consultants, advisors and independent contractors retained by us or any subsidiary are eligible to participate in the 2021 Plan. Generally, on an annual basis approximately 15 employees, including all executive officers, and all 10 non-employee directors may be considered for awards.

The selection of those persons within a particular class who will receive awards is entirely within the discretion of the Committee. The Committee has not yet determined how many individuals are likely to participate in the 2021 Plan.

Award Limits

Employee and Consultant Limits. The total number of shares of common stock for which awards may be granted in any calendar year to any employee or consultant may not exceed 100,000 shares.

Director Limits. The aggregate grant date fair value of awards granted in any calendar year to any director shall not exceed $300,000. In addition, the maximum amount that may be paid in any calendar year to any director in property other than shares of common stock in respect of services as a director shall not exceed $300,000.

Minimum Vesting Period. Awards granted under the 2021 Plan are subject to a minimum vesting period and continued employment or service requirement except:

●	up to 5% of the maximum number of shares of common stock that may be issued under the 2021 Plan may be issued pursuant to awards without regard for a minimum vesting period and continued employment or service requirement;

●	the minimum vesting period and continued employment or service requirement will not apply as the Committee may determine or permit otherwise in connection with the occurrence of a retirement, death, or disability of a participant, a participant’s termination of employment for an approved reason, if an outstanding award is not assumed or replaced in a change in control, or in the event of a termination of a participant’s involuntary employment within two years following a change in control; and

●	the minimum vesting period and continued employment or service requirement will not apply as may be required or otherwise be deemed advisable by the Committee in connection with an award granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by us or with which we combine.

Types of Awards

The 2021 Plan authorizes the grant of the following types of award: stock options (both incentive stock options and non-qualified stock options); stock appreciation rights; restricted stock; restricted stock units and other stock-based awards. Awards may be paid in cash, common stock, or a combination of cash and common stock, as the Committee determines. Each award granted under the 2021 Plan is subject to an award agreement containing the particular terms and conditions of that award, subject to the limitations imposed by the 2021 Plan.

Awards other than stock options and stock appreciation rights may include the right to receive dividends or dividend equivalents, provided, however, dividends and dividend equivalents may be paid with respect to any award only if, when and to the extent that the award vests, and until such time, dividends and dividend equivalents will be held in escrow (with or without the accrual of interest) or be reinvested into additional shares subject to the same vesting or performance conditions as the award on which they are payable.

Stock Options. A stock option is the right to purchase a specified number of shares for a specified exercise price. Stock options may be either: (a) incentive stock options, which are stock options that meet the requirements under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); or (b) non-qualified stock options that do not meet the requirements of Section 422 of the Code or that are designated as a non-qualified stock option. Only employees of the Company and its subsidiary corporations may receive awards of incentive stock options, and incentive stock options are subject to additional limitations. Stock options (other than stock options assumed or granted in substitution for outstanding stock options of a company acquired by us) are subject to the following: (i) the exercise price must be equal to or greater than the fair market value of the shares subject to such stock option on the date of grant; and (ii) the expiration date shall be no later than 10 years from the date of grant. Stock options are subject to a minimum vesting period of one year, with the limited exceptions described in “Description of the 2021 Plan — Award Limits — Minimum Vesting Period” above. Vesting of stock options may be based on continued employment or the satisfaction of specified performance criteria.

Stock Appreciation Rights. A stock appreciation right is a right to receive cash or shares based on the increase in the value of a specified number of shares over a specified strike price. Stock appreciation rights (other than stock appreciation rights assumed or granted in substitution for outstanding stock appreciation rights of a company acquired by us) are subject to the following: (a) the strike price must be equal to or greater than the fair market value of the shares subject to such stock appreciation right on the date of grant; and (b) the expiration date may be no later than 10 years from the date of grant. Stock appreciation rights are subject to a minimum vesting period of one year, with the limited exceptions described in “Description of the 2021 Plan — Award Limits — Minimum Vesting Period” above. Vesting of stock appreciation rights may be based on continued employment or the satisfaction of specified performance criteria.

Restricted Stock. Restricted stock is an award of shares that is subject to vesting conditions. Prior to vesting, a participant who has received an award of restricted stock has the right to vote the underlying unvested shares, subject, however, to the restrictions and limitations imposed pursuant to the 2021 Plan and the applicable award agreement. Dividends and other distributions made with respect to shares underlying an award of restricted stock may only be paid to a participant if, when and to the extent that the restricted stock vests. Restricted stock is subject to a minimum vesting period of one year, with the limited exceptions described in “Description of the 2021 Plan — Award Limits — Minimum Vesting Period” above. Vesting of restricted stock may be based on continued employment or the satisfaction of specified performance criteria.

Restricted Stock Units. A restricted stock unit is an award that is valued by reference to shares, which may be paid to a participant upon vesting in shares or cash. Dividend equivalents on restricted stock units may only be paid if, when and to the extent that the restricted stock units vest. Restricted stock units are subject to a minimum vesting period of one year, with the limited exceptions described in “Description of the 2021 Plan — Award Limits — Minimum Vesting Period” above. Vesting of restricted stock units may be based on continued employment or the satisfaction of specified performance criteria.

Other Stock-Based Awards. An other stock-based award is an award denominated or payable in shares, other than a stock option, stock appreciation right, restricted stock or restricted stock unit. Other stock-based awards may be settled in cash or shares. Dividend equivalents on an other stock-based award may only be paid if, when and to the extent that the other stock-based award vest. Other stock-based awards are subject to a minimum vesting period of one year, with the limited exceptions described in “Description of the 2021 Plan — Award Limits — Minimum Vesting Period” above. Vesting of other stock-based awards may be based on continued employment or the satisfaction of specified performance criteria.

Award Terms

Transferability. Awards are not transferable or assignable except by will or by the laws of descent and distribution.

Tax Withholding. The exercise or payment of awards and the issuance of shares under the 2021 Plan is conditioned upon a participant making satisfactory arrangements for the satisfaction of any liability to withhold federal, state, local or foreign income or other taxes. The Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy the amount of any federal, state, or local taxes required to be withheld as a condition of and prior to the delivery or release of any shares.

Payment. Awards for which any payment is due from a participant. including without limitation, the exercise price of a stock option or the tax withholding required with respect to an award, may be made in any form or manner authorized by the Committee in an award agreement, including, but not limited to:

●	in cash or by personal check, bank draft, money order, money transfer or direct account debit;

●	if permitted by the Committee, by instructing the Company to withhold a number of shares of common stock that would otherwise be issued having a fair market value equal to the amount to be paid and/or the tax withholding required with respect to the award;

●	if permitted by the Committee, by tendering (actually or by attestation) to the Company a number of previously acquired and unrestricted shares of common stock held by the participant that have a fair market value equal to the amount to be paid and/or the tax withholding required with respect to the award;

●	if permitted by the Committee, by authorizing a third party to sell, on behalf of the participant, the appropriate number of shares of common stock otherwise issuable to the participant and to remit to the Company a sufficient portion of the sale proceeds to satisfy the amount to be paid and/or the tax withholding required with respect to the award; or

●	any combination of the foregoing.

Recoupment Policy. The amount of any cash paid under an award, any shares of common stock granted or issued under an award, and any amount received with respect to any sale of any such shares of common stock, shall be subject to potential cancellation, recoupment, rescission, payback, or other action in accordance with the terms of our incentive compensation recoupment policy.

Effects of Certain Events

Termination of Employment or Service for Cause. In the event of a participant’s termination of employment or service for cause, all of the participant’s awards granted under the 2021 Plan are immediately forfeited.

Other Termination of Employment or Service. In the event of a participant’s termination of employment or service for any reason other than cause, an award may be cancelled, accelerated, paid or continued, as provided in the applicable award agreement or as the Committee may otherwise determine, to the extent not prohibited by or inconsistent with the provisions of the 2021 Plan, subject to the minimum one-year vesting period requirement, with the limited exceptions described in “Description of the 2021 Plan — Award Limits — Minimum Vesting Period” above.

Change in Control. In the event of a “change in control” of the Company, unless the award is assumed or replaced with a similar award over shares of our common stock or securities of the successor entity, then each outstanding stock option and stock appreciation right will become fully vested and exercisable, and the restrictions applicable to each outstanding restricted stock award, restricted stock unit or other stock-based award will lapse, and each award will be fully vested. In the event that an outstanding award is assumed or replaced and the participant’s employment or service is involuntarily terminated without cause within two years following the change in control, then the assumed or replaced award will become fully vested, and any stock options or stock appreciation rights will be exercisable for a period of 90 days following such involuntary termination, or if earlier, until the expiration of the term of such stock option or stock appreciation right.

“Change in control” generally means the occurrence of any one or more of the following events:

●

any individual, entity or group of persons is or has become the beneficial owner directly or indirectly of 50% or more of the combined voting power of our outstanding securities ordinarily having the right to vote at the election of directors;

●

individuals who constitute the Board on September 8, 2021 (the “incumbent board”) have ceased for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to September 8, 2021 whose election, or nomination for election by our shareholders was approved by a vote of at least three-quarters of the directors comprising the incumbent board shall be considered as though such person were a member of the incumbent board;

●

the closing of a reorganization, merger or consolidation of the Company, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of our outstanding securities ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than three-quarters of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

●	the closing of a sale or other disposition of all or substantially all of the assets of the Company, other than to a subsidiary; or

●	the complete liquidation and dissolution of the Company.

Adjustments

The aggregate number of shares of common stock authorized for issuance under the 2021 Plan, the annual share limit per participant under the 2021 Plan, the specified number of shares of common stock to which each outstanding award pertains, the exercise price of each outstanding stock option and the strike price of each outstanding stock appreciation right will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, recapitalization, or any other increase or decrease in the number of outstanding shares of common stock effected without consideration to the Company.

In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company’s assets, other change in capital structure of the Company, or tender offer for shares of common stock, the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new awards, or the adjustment of outstanding awards, or subject to the minimum vesting period requirement, with the limited exceptions described in “Description of the 2021 Plan — Award Limits — Minimum Vesting Period” above, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value of the vested or unvested portion of the award.

Termination and Amendment of Plan

The Board may amend or terminate the 2021 Plan at any time, however, shareholder approval is required for any amendment to the 2021 Plan that increases the number of shares of common stock available under the 2021 Plan, materially expands the classes of individuals eligible to receive awards, materially expands the type of awards available for issuance under the 2021 Plan, affects the prohibition against repricing or would otherwise require shareholder approval under the Code or other applicable laws, or the listing standards of the Nasdaq Global Market.

No termination or amendment of the 2021 Plan may adversely affect the then value of an outstanding award or the rights of the holder of such award without the consent of such holder, and no termination or amendment of the 2021 Plan may have the effect of accelerating the payment of an award if and to the extent that such accelerated payment would violate Section 409A of the Code.

Federal Income Tax Treatment

The following is a brief summary of the principal U.S. federal income tax consequences related to awards granted under the 2021 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Generally, subject to applicable provisions of the Code and regulations thereunder, including Section 162(m), we are entitled to a tax deduction in an amount equal to the ordinary income recognized by a participant.

Incentive Stock Options. There will be no federal income tax consequences to a participant upon the grant of an incentive stock option or the exercise of the incentive stock option by the participant (although the participant may be subject to the alternative minimum tax). If the participant holds the shares of common stock acquired from the exercise of the option for the greater of two years after the date the option was granted or one year after the date of exercise (the “statutory holding period”), the difference between the aggregate exercise price and the amount realized upon disposition of the shares of common stock will constitute a long-term capital gain or loss. If the shares of common stock are disposed of in a sale, exchange or other disqualifying disposition during the statutory holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the common stock purchased at the time of exercise over the aggregate exercise price, and the difference between the amount realized upon disposition of the shares of common stock and the fair market value of the common stock at the time of exercise will be a capital gain or loss, which will be long-term or short-term depending on the participant’s holding period.

Non-Qualified Stock Options and Stock Appreciation Rights. There will be no federal income tax consequences to a participant upon the grant of a non-qualified stock option or a stock appreciation right. The participant will realize ordinary income on the exercise of the option or the stock appreciation right in an amount equal to the excess of the fair market value of the common stock acquired upon the exercise of the award over the exercise price or strike price. The gain, if any, realized upon the subsequent disposition by the participant of the common stock will constitute short-term or long-term capital gain, depending on the participant’s holding period.

Restricted Stock. Unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a restricted stock award will not recognize income at the time the award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock. The gain, if any, realized upon the subsequent disposition by the participant of the common stock will constitute short-term or long-term capital gain, depending on the participant’s holding period.

Restricted Stock Units and Other Stock-Based Awards. A participant receiving restricted stock units or an other stock-based award will not recognize income at the time the award is granted. The participant will realize ordinary income when the award is settled or paid in an amount equal to the fair market value of the common stock acquired or cash paid. The gain, if any, realized upon the subsequent disposition by the participant of the common stock will constitute short-term or long-term capital gain, depending on the participant’s holding period.

New Plan Benefits

The benefits to be received by participants and the number of shares to be granted under the 2021 Plan in the future cannot be determined at this time. The amount and form of grants to be made in any year is to be determined at the discretion of the Committee, and may vary from year to year and from participant to participant.

Equity Compensation Plan Information

The following table provides summary information with respect to our equity compensation plans under which our shares of common stock may be issued as of March 27, 2021 (in thousands, except per share amounts):

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	125 (1)	$15.47 (2)	898
Equity compensation plans not approved by shareholders	--	--	--
TOTAL	125 (1)	$15.47 (2)	898
(1)

Includes performance-based restricted stock units granted to officers and key employees pursuant to our 2003 Incentive Plan. See Note 6 to our Consolidated Financial Statements in Item 8 of Part II of our Annual Report on Form 10-K for fiscal 2021.

(2)	Does not include restricted stock units.

The Board recommends that you vote FOR the proposal to approve the Transcat, Inc. 2021 Stock Incentive Plan.

REPORT OF THE AUDIT COMMITTEE 1

The audit committee of the Board is currently comprised of three members of the Board, each of whom the Board has determined is independent under the independence standards of the Nasdaq Stock Market and applicable SEC rules. The audit committee assists the Board in overseeing the Company’s accounting and financial reporting processes, financial statement audits and internal controls. The specific duties and responsibilities of the audit committee are set forth in the audit committee charter, which is available on our website, Transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.”

The audit committee has:

●	reviewed and discussed the Company’s audited consolidated financial statements for fiscal 2021 with management and Freed Maxick CPAs, P.C.;

●	discussed with Freed Maxick CPAs, P.C. the matters required to be discussed under auditing standards established from time to time by the Public Company Accounting Oversight Board and by SEC rules;

●

received and discussed the written disclosures and the letter from Freed Maxick CPAs, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; and

●	discussed with Freed Maxick CPAs, P.C. its independence.

Based on these reviews and discussions with management and Freed Maxick CPAs, P.C. and the report of Freed Maxick CPAs, P.C., and subject to the limitations on the committee’s role and responsibilities contained in the audit committee charter, the audit committee recommended to the Board, and the Board approved, that the audited consolidated financial statements for fiscal 2021 be included in the Company’s annual report on Form 10-K for fiscal 2021 for filing with the SEC.

The audit committee selects the Company’s independent registered public accounting firm annually and has submitted such selection for the fiscal year ending March 26, 2022 for ratification by shareholders at the Annual Meeting.

Audit Committee:

Charles P. Hadeed, Chair
Oksana S. Dominach
Paul D. Moore

1

The material in this report is not deemed to be “soliciting material,” or to be “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

CORPORATE GOVERNANCE

Board Meetings

The Board held 15 meetings during fiscal 2021. Each director then in office attended at least 75% of the total number of Board meetings and meetings of Board committees on which he or she served.

Director Independence

The Board has determined that each of Mses. Dominach and Panzarella, and Messrs. Cairns, Hadeed, Harrison, Haseley, Kaniki, Moore and Sassano are, and each of Messrs. Resnick and Smith was during the period of his service on the Board during fiscal 2021, independent under the independence standards of the Nasdaq Stock Market.

Executive Sessions

During fiscal 2021, our independent directors met in regularly scheduled executive sessions, without management present, as required by the listing standards of the Nasdaq Stock Market. The chairman of the Board presided over the executive sessions of the independent directors.

Board Leadership Structure

The Board separates the roles of chief executive officer and chairman of the Board, based on the Board’s belief that corporate governance of the Company is most effective when these positions are not held by the same person. The Board recognizes the differences between the two roles and believes that separating them allows each person to focus on his individual responsibilities. Under this leadership structure, our chief executive officer can focus attention on day-to-day company operations and performance, and can establish and implement long-term strategic plans, while our chairman can focus attention on Board responsibilities. Additionally, the Board recognizes its obligations to confer in executive session with its independent directors.

Presently, the Board believes it is appropriate to keep the roles of chief executive officer and chairman of the Board separate. The Board may, however, change the leadership structure if it believes that a change would better serve the Company and its shareholders.

Retirement Policy and Mandatory Resignation

The mandatory retirement age for Board members is age 75. However, the Board has reserved the right to extend the mandatory retirement age if it will better serve the interests of our shareholders and the Company. If a director will turn 75 during an elected term, the corporate governance and nominating committee will not recommend that director for re-election unless the committee believes it is in the best interest of the Company for that director to continue to serve on the Board for another term.

In May 2016, the corporate governance and nominating committee adopted a mandatory resignation policy for directors in the event civil or criminal charges are brought against the director or if a director becomes infirmed.

Board Committees

The Board has standing audit, compensation, corporate governance and nominating, and executive committees. During fiscal 2021, the Board also had a standing technology committee whose members included Ms. Panzarella, Mr. Haseley and Mr. Smith (chair). The technology committee met four times during fiscal 2021. The table below shows the number of meetings held during fiscal 2021 and the names of the directors currently serving on each committee.

Committee Name	Number of Meetings Held	Committee Members
Audit	4	Ms. Dominach	Mr. Hadeed (1)
		Mr. Moore
Compensation	5	Ms. Dominach	Ms. Panzarella (1)
		Mr. Harrison
Corporate Governance and Nominating	5	Ms. Panzarella	Mr. Sassano
		Mr. Moore (1)
Executive Committee	8	Mr. Hadeed	Mr. Harrison
		Mr. Haseley (1)	Mr. Rudow
(1)	Chair.

Each committee acts pursuant to a written charter adopted by the Board. The current charter for each committee is available on our website, Transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.” The information contained on our website is not a part of this proxy statement.

Audit Committee

The Board has determined that each member of the audit committee has sufficient knowledge in financial and auditing matters to serve on the committee and is independent under applicable Nasdaq Stock Market and SEC rules. The Board has designated Mr. Hadeed as an “audit committee financial expert” in accordance with applicable SEC rules based on his professional experience in banking and corporate lending as described in his biography under “Proposal One: Election of Directors.”

The audit committee serves as an independent and objective party to monitor our financial reporting process and internal control system; retains, pre-approves audit and permitted non-audit services to be performed by, and directly consults with, our independent registered public accounting firm; reviews and appraises the services of our independent registered public accounting firm; and provides an open avenue of communication among our independent registered public accounting firm, financial and senior management, and the Board. Our audit committee charter more specifically sets forth the duties and responsibilities of the audit committee.

The audit committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, is also responsible for preparing the audit committee’s report that SEC rules require be included in our annual proxy statement, and for performing such other tasks that are consistent with its charter. The audit committee’s report relating to fiscal 2021 appears under the heading “Report of the Audit Committee.”

Compensation Committee

The compensation committee is responsible for establishing and implementing compensation programs for our executive officers and directors that further the intent and purpose of our fundamental compensation philosophy and objectives and for performing such other tasks that are consistent with its charter.

For more information on executive compensation and director compensation and the role of the compensation committee, see the “Compensation Overview” under the heading “Executive Compensation” and “Director Compensation” sections of this proxy statement.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee is charged with identifying candidates, consistent with criteria approved by the corporate governance and nominating committee, qualified to become directors and recommending that the Board nominate such qualified candidates for election as directors. The corporate governance and nominating committee is also responsible for reviewing our Code of Regulations, shaping corporate governance, overseeing the evaluation of the Board, the Board committees, and management, and performing such tasks that are consistent with the corporate governance and nominating committee charter.

The process the corporate governance and nominating committee follows to identify and evaluate candidates includes requests to Board members, the chief executive officer, and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications, and interviews of selected candidates.

The corporate governance and nominating committee also considers and establishes procedures for shareholder recommendations of nominees to the Board. Shareholder recommendations, together with relevant biographical information, should be sent to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary. The qualifications of recommended candidates will be reviewed by the corporate governance and nominating committee.

In evaluating the suitability of candidates (other than our executive officers) to serve on the Board, including candidates recommended by shareholders, the corporate governance and nominating committee seeks candidates who are independent under the independence standards of the Nasdaq Stock Market and meet certain selection criteria established by the corporate governance and nominating committee from time to time. The corporate governance and nominating committee also considers an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience, and other relevant criteria that may contribute to our success. The corporate governance and nominating committee evaluates candidates in light of their skill sets and other characteristics that complement those of the current Board, including the diversity, skills, and experience of the Board as a whole. Although the corporate governance and nominating committee does not have a specific written diversity policy, the committee values and considers diversity when seeking and evaluating candidates for the Board. The committee believes that diversity is not limited to gender and ethnicity, but also includes perspectives gained from educational and cultural backgrounds and life experiences.

Executive Committee

The executive committee acts on behalf of the Board between regularly scheduled Board meetings, and subject to certain limitations imposed by applicable legal or regulatory requirements, may exercise during such intervals, all of the powers of the Board in the management of the business, affairs and property of the Company. Subject to limitations, the executive committee is delegated all authority of the Board between meetings, other than (i) the filling of vacancies on the Board; and (ii) those matters that are specifically delegated to other Board committees or are under active review by the Board or a Board committee, unless the Board specifically determines otherwise. The executive committee may also be delegated specific actions and authority from time to time by the Board.

Director Attendance at Annual Meetings

Company policy requires all directors, absent special circumstances, to attend our annual shareholder meetings. All of our directors attended the annual meeting of shareholders held on September 9, 2020.

The Board’s Role in Risk Oversight

The Board is responsible for overseeing risks that could affect the Company. This oversight is conducted primarily through the Board’s committees. The audit committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes and financial statement audits. The compensation committee focuses on the management of risks arising from our compensation policies and programs. The corporate governance and nominating committee focuses on the management of risks associated with Board organization, membership, and structure, as well as corporate governance.

While the Board committees are focused on these specific areas of risk, the full Board retains responsibility for general risk oversight. The Board satisfies this responsibility by reviewing periodic reports from each committee chair regarding the risk considerations within each committee’s area of expertise, as well as periodic reports to the Board or the appropriate committee from the members of our senior management team who are responsible for risk management.

As part of its risk oversight responsibilities, the Board and its committees review the processes that senior management use to manage risk exposure. In doing so, the Board and its committees review our overall risk function and senior management’s establishment of appropriate systems and processes for managing areas of material risk to the Company, including, but not limited to, operational, financial, legal, regulatory, strategic, and information technology risks.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, and principal accounting officer and controller. You can find our code of business conduct and ethics on our website, Transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.” We will provide a printed copy of our code of business conduct and ethics, without charge, to any shareholder who requests it by contacting our Corporate Secretary at 35 Vantage Point Drive, Rochester, New York 14624.

We intend to post any amendments to or waivers from our code of business conduct and ethics on our website. The information contained on our website is not a part of this proxy statement.

Anti-Hedging Policy

We have an anti-hedging policy that prohibits directors, officers and employees from engaging in transactions that hedge or offset any decrease in the market value of equity securities granted as compensation.

Shareholder Communications

Shareholders may send correspondence by mail to the full Board or to individual directors. Shareholders should address correspondence to the Board or individual directors in care of: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

All shareholder correspondence will be compiled by our corporate secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy, or similar substantive matters will be forwarded to the Board, the individual director, one of the aforementioned committees of the Board, or a committee member for review. Correspondence relating to ordinary business affairs or those matters more appropriately addressed by our officers or their designees will be forwarded to such persons accordingly.

Environmental and Social Responsibility

Our business requires that we uphold high standards and trust in the integrity of our people and processes and our policies support our commitment to conducting our business in a socially and environmentally responsible way. We strive to perform to the highest level of integrity and ethics at all times. This expectation flows down to our suppliers who are expected to comply with our Supplier Code of Conduct.

We are committed to promoting social responsibility and human rights across our operations. Accordingly, we adopted a Global Human Rights Policy and Statement on Modern Slavery and Human Trafficking with which we expect our employees, supply chain partners and other business partners to comply.

We are committed to good corporate citizenship within the communities and countries in which we operate and will work to develop good relationships within, and positively impact, these communities. To that end, in addition to our Global Human Rights Policy, we also adopted a Global Policy on Conflict Minerals which is intended to support our commitment to global efforts to end human rights abuses associated with continuing violent conflicts that may be funded through the sale of certain minerals.

Our Global Environmental Policy reflects our commitment to community and to conducting business in an environmentally sustainable manner that protects our natural resources and the environment and is in compliance with all applicable environmental, health and safety obligations. We are committed to conducting our business in an environmentally responsible manner.

At the local level, we recently began participation in the United Way in Rochester, New York where we have been a corporate citizen since 1964. Our intent is to gradually foster United Way participation in each community where Transcat operates. We intend the primary focus of this initiative to be on the 20 plus communities where we have laboratories. Other initiatives under consideration include college and vocational and technical school scholarships.

Our board of directors is actively involved in fostering a worldwide, regional and local view as we continue to implement programs and policies that reflect the needs of the communities in which we operate.

The health and safety of our employees is of utmost importance to us. We conduct regular self-assessments and audits to ensure compliance with our health and safety guidelines and regulatory requirements. Our ultimate goal is to achieve a level of work-related injuries as close to zero as possible through continuous investment in our safety programs. We provide protective gear (e.g. eye protection, masks and gloves) as required by applicable standards and as appropriate given employee job duties. Additionally, during the COVID-19 pandemic, we have invested heavily in safety measures and other initiatives to help ensure the health of our employees.

In addition, in response to the COVID-19 pandemic, we implemented significant changes that we determined were in the best interest of our employees as well as the communities in which we operate. This included having the vast majority of our corporate employees work from home while also implementing a number of safety measures for employees continuing critical onsite work. Employees in our Calibration Service Centers were given additional COVID-19 paid time off as well as incremental pay if they were required to work offsite at a customer location.

Diversity, Equity and Inclusion

We are committed to advancing diversity, equity and inclusion at all levels of the business. On the Board level, our corporate governance and nominating committee continues to emphasize diversity in its director recruitment efforts, and in 2021, we added two new directors that add to the Board’s diverse representation. See “Proposal 1 — Election of Directors” for more information about our director nominees.

On the operating level, recognizing and respecting our international presence, we strive to maintain a diverse and inclusive workforce everywhere we operate. We recruit the best people for the job without regard to gender, ethnicity or other protected traits and it is our policy to comply fully with all domestic, foreign and local laws relating to discrimination in the workplace. Our diversity and inclusion principles are also reflected in our employee training, in particular with respect to our policies against harassment and bullying and the elimination of bias in the workplace. In addition, to support mental health and emotional well-being, all employees and their dependents worldwide have access to an Employee Assistance Program (“EAP”), at no cost to them. This includes access to visits with mental health care providers through the EAP.

EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

We are currently served by our executive officers, Messrs. Rudow, Doheny, Jenkins and West, together with five additional members of the senior management team.

Lee D. Rudow, age 57 is our president and chief executive officer. Additional information about Mr. Rudow can be found under “Proposal One: Election of Directors.”

Mark A. Doheny, age 49, has served as our chief financial officer and treasurer since November 2020 having joined the Company in September 2020 as Vice President of Finance. Previously, Mr. Doheny served as the chief financial officer of Wheelabrator Technologies Inc. and Tunnel Hill Partners, a waste-to-energy conversion company and waste disposal company, respectively, from November 2019 to June 2020. From August 2015 to November 2019, Mr. Doheny served as the chief financial officer of Vallen Distribution, a provider of indirect industrial supplies.

James M. Jenkins, age 57, joined the Company as general counsel, vice president of corporate development and corporate secretary in September 2020. Previously, Mr. Jenkins was a partner at Harter Secrest & Emery LLP, a law firm located in New York State, having joined the firm in 1989 and serving as a partner since 1997.

Michael W. West, age 50, is our vice president of distribution and marketing having served us in this position since November 2014. From 1995 to 2014, Mr. West was a principal owner of QuestCom Inc., a marketing and advertising company, and served most recently as a marketing consultant to various direct mail, web, and catalog clients. Mr. West worked with our marketing team, as one of his clients, for 13 years.

Leanne Branham, age 57, is our vice president of service operations, a position she has held since July 2019. Ms. Branham has more than 30 years of experience in senior management roles in operations, fulfillment and marketing. Prior to joining us in January 2019 as senior director of service operations, from 2015 to January 2019, Ms. Branham served as vice president, service and operations, at Flex Leasing Power and Service LLC. From 2009 until 2014, she served as vice president of operations at Restaurant Technologies, Inc. Prior to that, she served in various management roles with Deluxe Corporation, a financial services company, from 2003 until 2008.

Marcy Bosley, age 43, is our vice president of service sales having served us in this position since July 2020, having previously served as a senior director of sales for us from February 2019 until such time. Ms. Bosley has 18 years of experience in the calibration industry. Prior to joining us, Ms. Bosley served in various roles for SIMCO Electronics, a leading provider of calibration and software services for test and measurement instruments used in technology organizations, from 2009 until February 2019, most recently as vice president, sales from September 2018 to February 2019, and head of North American area sales from July 2016 to September 2018.

Scott D. Deverell, age 56, joined us in February 2016 and is our corporate controller and principal accounting officer. Prior to joining us, Mr. Deverell served as vice president of finance and administration for Sydor Instruments, a comprehensive diagnostics solution provider, which he joined in April 2015. From 2009 to 2014, Mr. Deverell served as division president for Stewart Title Insurance Company, a title insurance underwriter. From 2006 to 2008, Mr. Deverell served as chief financial officer for Monroe Title Insurance Corporation, a subsidiary of Stewart Title.

Jennifer J. Nelson, age 50, is our vice president of human resources and has served us in this position since April 2015. Ms. Nelson joined us in July 2012 as a human resources manager. Prior to joining us, Ms. Nelson served as a human resources representative at Jamestown Container, a custom-designed packaging manufacturer, from April 2011 to July 2012, and as human resources manager for Mercury Print Productions, an offset commercial printer, from April 2010 to April 2011.

Andrew J. Quaranto, age 42, has been our vice president of information technology since January 2019, having previously served as our senior director of information technology from January 2017 until December 2018. Prior to joining us, Mr. Quaranto was the director of software development at Kaman Automation, Inc. from 2012 to 2016. From 2008 to 2012, he was the manager of software engineering and information technology for Zeller Corporation.

EXECUTIVE COMPENSATION

Named Executive Officers

This proxy statement contains information about the compensation earned and paid to our named executive officers during fiscal 2021 and fiscal 2020. For fiscal 2021, in accordance with the executive compensation disclosure rules and regulations of the SEC, we determined that the following officers were our named executive officers:

●	Lee D. Rudow, our president and chief executive officer;

●	Mark A. Doheny, our vice president of finance, chief financial officer and treasurer;

●	Michael W. West, our vice president of distribution and marketing; and

●	Michael J. Tschiderer, our former vice president of finance, chief financial officer, treasurer and corporate secretary.

Compensation Overview

The compensation committee is responsible for establishing, implementing, and monitoring adherence to our compensation philosophy and objectives. The compensation committee’s policy is to provide a competitive total compensation package to our named executive officers. Generally, the types of compensation and benefits provided to our named executive officers are similar to those provided to our other executive management team.

Compensation Philosophy and Objectives

Our compensation program is designed to attract, motivate and retain a highly-qualified and effective executive management team. We believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic company goals, which align the interests of each of our executive management team with those of our shareholders.

The objectives of the compensation program for our named executive officers are to motivate them to achieve our business objectives, to reward them for achievement, to foster teamwork, to support our core values and to contribute to our long-term success. Our compensation policies for our named executive officers are designed to link pay to both performance, taking into account the level of difficulty associated with each executive’s responsibilities, and shareholder returns over the long term. The compensation provided to our named executive officers remains competitive with the compensation paid to executives with similar responsibilities in comparable companies.

The key components of our compensation program for fiscal 2021 for our named executive officers were: (i) base salary; (ii) annual performance-based cash incentive compensation; and (iii) time-based restricted stock unit awards. Stock options may also be awarded in unique circumstances. All named executive officers have stock ownership objectives they are expected to achieve.

A significant percentage of total compensation for our named executive officers is placed at risk through annual and long-term incentives. There are established guidelines and targets regarding the allocation between annual (short-term) and long-term incentive compensation which is contingent and variable, based on company results.

Stock Ownership Objectives

To more closely align the efforts of our named executive officers with the interests of our shareholders, we set a minimum stock ownership objective for our named executive officers. This objective encourages our named executive officers to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock. Under these objectives, our named executive officers are expected to be in compliance with their respective ownership objectives within five years of becoming a named executive officer. The compensation committee and the chief executive officer monitor the progress toward achievement of stock ownership objectives, and, if warranted, can make reductions in long-term compensation awards as deemed appropriate. Upon achievement of a named executive officer’s stock ownership objective prior to the date of an award of long-term performance-based incentive compensation, the named executive officer can elect to receive cash in lieu of stock for half of such award upon attainment of the specific performance conditions.

Mr. Rudow’s stock ownership objective is 2.5 times his base salary. The stock ownership objective for each of Messrs. Doheny and West is 1.5 times his base salary and for Mr. Tschiderer was 1.5 times his base salary. As of the end of fiscal 2021, Messrs. Rudow and West had each achieved his stock ownership objective. Mr. Doheny, who has served as our chief financial officer and treasurer since November 2020 having joined the Company in September 2020 as vice president of finance, has not yet achieved his stock ownership objective.

Retirement Benefits

We have established certain retirement benefits for our employees, including our named executive officers, which we and the compensation committee believe are consistent with our goals of enhancing long-term performance by our employees.

401(k) Plan. Our 401(k) Plan is a tax-qualified defined contribution plan pursuant to which all U.S. based employees, including our named executive officers, are eligible to participate. All employees are able to contribute a portion of their annual salary to the plan on a before-tax basis, subject to limitations imposed by the Internal Revenue Service. In response to the COVID-19 pandemic, the Company suspended the employer match to the 401(k) Plan for the first six months of fiscal 2021. In the second six months of fiscal 2021, the Company matched 50% of the first 6% of pay that eligible employees contribute to the 401(k) Plan. All participant contributions to the plan are immediately vested, and all company matching contributions vest pro rata over a three-year period. The plan contains a discretionary deferred profit sharing component, which, if made, has the same three-year vesting schedule as is applicable to company matching contributions. The amount of company matching contributions under this plan for our named executive officers is included in the “All Other Compensation” column of the 2021 Summary Compensation Table.

Non-Qualified Deferred Compensation. Our non-qualified deferred compensation plan allows our executive officers, including our named executive officers, and directors to elect to defer designated percentages or amounts of their compensation. The plan also allows the Company to make discretionary contributions to the account of a plan participant, which are intended to provide the match that would have been made under our 401(k) Plan but for the limitations imposed on our 401(k) Plan under the Internal Revenue Code. The amount of company discretionary contributions under this plan for our named executive officers is included in the “All Other Compensation” column of the 2021 Summary Compensation Table.

Post-Retirement Plan. The post-retirement benefit plan for officers is a group health plan that provides benefits to eligible retired officers and their spouses. The original effective date of the plan was December 23, 2006. Three kinds of benefits are provided under the plan: (i) long-term care insurance coverage; (ii) medical and dental insurance coverage; and (iii) medical premium reimbursement benefits. Officers who retire from active employment with us on or after December 23, 2006 at age 55 or older with five or more years of qualifying service and who do not work in any full-time employment (30 hours or more per week) after retirement are eligible to participate in the plan. Qualifying service is described as the individual’s most recent period of continuous, uninterrupted employment with the company on or after the individual reaches age 50. Service with a business acquired by the company is not counted as qualifying service. As of October 2019, only those individuals who as of July 22, 2019 were “Retirees” as defined in the plan or who are listed on an exhibit to the plan are eligible to participate in the plan. No other individuals are eligible to participate in the plan.

2021 Summary Compensation Table

The following table shows certain information about the compensation of our named executive officers for services rendered to us in all capacities during the fiscal periods presented.

						Non-Equity
			Stock		Option	Incentive Plan	All Other
Name and Principal		Salary (1)	Awards (2)		Awards (3)	Compensation (4)	Compensation (5)	Total
Position	Year	($)	($)		($)	($)	($)	($)
Lee D. Rudow	2021	400,000	439,996	(6)	--	240,000	10,698	1,090,694
President and Chief	2020	399,615	439,991	(7)	--	169,756	17,021	1,026,383
Executive Officer
Mark A. Doheny	2021	137,500	238,437	(6)	--	55,000	99,009	529,946
VP of Finance and CFO
Michael W. West	2021	220,000	109,999	(6)	--	77,000	3,733	410,732
VP of Distribution and	2020	219,800	110,004	(7)	--	60,730	8,579	399,113
Marketing
Michael J. Tschiderer	2021	195,859	104,040	(8)	--	78,343	6,360	384,602
Former VP of Finance and	2020	247,200	160,670	(7)	--	66,017	7,327	481,214
CFO

(1)	The amounts shown in this column include cash compensation earned and paid during the applicable fiscal year.
(2)

These amounts do not reflect the actual value realized by the recipient. The amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (“ASC 718”) for restricted stock unit awards granted during each fiscal year, except that no estimates for forfeitures have been included. A discussion of the assumptions used to calculate grant date fair value are set forth in Note 1 (General – Stock-Based Compensation) and Note 6 (Stock-Based Compensation) to the Consolidated Financial Statements in our Annual Reports on Form 10-K for the fiscal years ended March 27, 2021 and March 28, 2020.

(3)

These stock options were granted pursuant to our 2003 Incentive Plan. The amounts shown in this column reflect the aggregate grant date fair value of the options computed in accordance with ASC 718, excluding the effect of estimated forfeitures. A discussion of the assumptions used to calculate grant date fair value is set forth in Note 1 (General – Stock-Based Compensation) and Note 6 (Stock-Based Compensation) to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 27, 2021.

(4)

The amounts shown in this column reflect amounts earned during fiscal 2021 and fiscal 2020 under our performance incentive plan. Our performance incentive plan for fiscal 2021 is described in greater detail below under the heading “Discussion of 2021 Summary Compensation Table.”

(5)

The amounts shown in this column reflect amounts paid by us to, or on behalf of, the named executive officer as company matching contributions under our 401(k) Plan, executive life insurance premiums and excess long-term disability premiums, long-term care insurance premiums, reimbursements for relocation expenses, for financial planning services, and reimbursements for tax preparation and audit services.

The table below shows the components of the All Other Compensation column for fiscal 2021 and fiscal 2020:

							Tax
		401(k)		Long-term		Financial	Preparation
		Plan		Care	Relocation	Planning	and Audit
	Fiscal	Matches	Insurance	Insurance	Expenses	Services	Services
	Year	($)	($)	($)	($)	($)	($)
Lee D. Rudow	2021	3,231	2,467	5,000	--	--	--
	2020	11,398	2,605	--	--	3,018	--
Mark A. Doheny	2021	3,649	360	--	95,000	--	--
Michael W. West	2021	3,013	720	--	--	--	--
	2020	7,814	765	--	--	--	--
Michael J. Tschiderer	2021	760	600	5,000	--	--	--
	2020	5,762	765	--	--	--	800

(6)

For fiscal 2021, represents the value of time-vesting restricted stock units (Mr. Rudow – 16,248 restricted stock units, Mr. Doheny – 5,012 restricted stock units, and Mr. West – 4,062 restricted stock units) that vest on July 21, 2023, except as otherwise provided in the award notice. In addition, in connection with his appointment as chief financial officer, Mr. Doheny received a grant of 3,000 restricted stock units that vest on September 21, 2023, except as otherwise provided in the award notice.

(7)

For fiscal 2020, the value of the performance-based restricted stock unit awards disclosed in this column is based on the probable outcome of the performance conditions as of the date of grant. If the highest level of performance is achieved, the value of the award for Mr. Rudow and Mr. West would be $659,986 and $165,005, respectively. In fiscal 2021, Mr. Tschiderer, upon his retirement, received the pro rata portion of this performance award that had vested.

(8)	In fiscal 2021, Mr. Tschiderer received a grant of 3,000 restricted stock units that vested immediately upon his retirement.

Discussion of 2021 Summary Compensation Table

Employment Agreements

During fiscal 2021, we were not a party to any employment agreement with our named executive officers.

Base Salary

The compensation committee reviews base salaries for each of our named executive officers at least annually. Base salary rate increases are made as necessary based on performance, scope of responsibilities and market information. For fiscal 2021, Mr. Rudow’s base salary rate was $400,000 and, effective April 1, 2021, his base salary rate was increased to $500,000 per annum to reflect the scope of his responsibilities and performance, and considering his current salary level and amounts paid to executives with similar responsibilities at comparable companies. The base salary rate for Mr. Doheny and Mr. West is $275,000 and $220,000, respectively. Mr. Tschiderer’s base salary rate was $247,200.

On May 4, 2020, in light of the economic uncertainty stemming from the COVID-19 pandemic and to mitigate any financial impact to our company related to the pandemic, the Board approved temporary reductions to the base salary of certain of our company’s officers. Effective as of May 3, 2020, Mr. Rudow’s base salary was reduced by 20% and the base salary for Mr. West and Mr. Tschiderer was reduced by 10%. In September 2020, the compensation committee approved the reinstatement and retroactive restoration of the base salaries for Messrs. Rudow, West and Tschiderer.

Performance Incentive Plan

We maintain a performance incentive plan, which is an annual cash incentive program designed to compensate key management members, including our named executive officers, based on their contributions to the company’s performance. The performance incentive plan includes various incentive levels based on a participant’s position within the company, accountability, and impact on company operations. Target award opportunities are established as a percentage of base salary. The target award opportunity under the performance incentive plan for fiscal 2021 as a percentage of base salary for each of our named executive officers was 60% for Mr. Rudow, 40% for Mr. Doheny and Mr. Tschiderer, and 35% for Mr. West.

Payment of performance-based cash incentive awards under the performance incentive plan for our chief executive officer is expressly linked to successful achievement of specific pre-determined corporate goals, which our board of directors approves on an annual basis. Payment of performance-based cash incentive awards for our other named executive officers is typically based on successful achievement of the same specific pre-established corporate goals as well as individual performance goals which are determined by our chief executive officer. For fiscal 2021, in light of the uncertainty associated with the COVID-19 pandemic, our performance incentive plan relied on corporate objectives only and did not include individual performance goals.

In addition to the performance goals, the performance incentive plan also provides guidelines for the calculation of annual incentive-based compensation, subject to compensation committee oversight and modification. The compensation committee establishes a threshold, target, and maximum objective for each financial performance metric, with the corresponding corporate payout factor, as follows:

Achievement	Percent of Annual Operating Plan	Corporate Payout Factor
Maximum	115%	200%
Target	100%	100%
Threshold	90%	33%

Performance against each financial performance metric is measured separately. If actual results fall below the threshold objective, the corporate payout factor will be 0%. If actual results fall in between the designated levels of achievement, the corporate payout factor will be interpolated. Generally, if actual results exceed the maximum objective, the corporate payout factor will be limited to 200% of target.

Upon completion of the fiscal year, our chief executive officer and our chief financial officer review our performance against each pre-established corporate financial objective, comparing the fiscal year results to the pre-determined threshold, target, and maximum levels for each objective, and an overall percentage for the corporate financial objectives is calculated. The results of our financial performance are then reviewed and approved by the compensation committee and the Board.

For fiscal 2021, due to the significant disruption and uncertainty caused by the COVID-19 pandemic, the Board suspended the customary annual operating plan metrics and instead, assessed performance on a quarter-by-quarter basis and agreed to cap all awards at target. In the first and second quarters, when the uncertainty and disruption caused by the pandemic was most acute, the compensation committee determined to provide the Board complete discretion as to assessment of performance. As the Company’s financial performance improved during the third and fourth quarters of fiscal 2021, the committee determined to include consideration of specific quarterly financial objectives, Adjusted EBITDA and Service segment gross profit, as well as the Board’s discretionary assessment of corporate performance during those quarters. The Board’s discretionary assessment considered several factors, including management of employee safety, employee retention and morale, integration of acquisitions, continued execution of acquisitions, and fostering of acquisition pipelines while maintaining strategic direction. At fiscal year-end, the Board determined that consideration of those factors as well as the company’s achievement of record levels of financial performance warranted payout at target.

In fiscal 2021, the compensation committee awarded the following amounts of performance-based cash incentive compensation to each of our named executive officers: Mr. Rudow – $240,000, Mr. Doheny – $55,000, Mr. West – $77,000, and Mr. Tschiderer – $78,343.

Long-Term Equity and/or Cash Incentive Compensation

In fiscal 2021, the compensation committee approved long-term cash and equity incentive compensation award opportunities to our named executive officers as follows: Mr. Rudow – 16,248 time-based restricted stock units; Mr. Doheny – 5,012 time-based restricted stock units; Mr. West – 4,062 time-based restricted stock units; and Mr. Tschiderer – 5,934 time-based restricted stock units, all of which were forfeited upon Mr. Tschiderer’s retirement.

Executive officers who achieve their stock ownership objective can elect to receive half the award as an equivalent award in cash that would otherwise be settled in shares of our common stock. For the fiscal 2021 awards, Mr. Rudow elected to receive half of his total long-term compensation award opportunities in cash.

The time-based cash opportunity and the shares underlying the time-based restricted stock units will vest on July 21, 2023, subject to the terms of the award and continued employment through the vesting date.

In light of the uncertainty surrounding the pandemic, the compensation committee determined that all of the long-term compensation awards for the named executive officers granted in fiscal 2021 would be time-vesting awards. However, despite this uncertainty, the compensation committee and the Board determined not to modify the terms of the prior long-term compensation awards outstanding that vested in fiscal 2021 and that will vest through fiscal 2022 and chose to reinstate award opportunities in fiscal 2022 comprised of both time-based and performance-based grants.

The aggregate grant date fair value of the long-term equity incentive awards for our named executive officers are reflected in the “Stock Awards” column of the 2021 Summary Compensation Table.

Outstanding Equity Awards at March 27, 2021

The following table shows information about the number of unexercised stock options and the number and value of unvested restricted stock unit awards held by our named executive officers as of March 27, 2021.

	Option Awards				Stock Awards

								Equity
								Incentive
								Plan
							Equity	Awards:
							Incentive	Market or
							Plan	Payout
							Awards:	Value of
							Number of	Unearned
						Market	Unearned	Shares,
					Number	Value of	Shares,	Units or
	Number of	Number of			of Shares	Shares or	Units or	Other
	Securities	Securities			or Units of	Units of	Other	Rights
	Underlying	Underlying	Option		Stock	Stock That	Rights	That Have
	Unexercised	Unexercised	Exercise	Option	That Have	Have Not	That Have	Not
	Options (#)	Options (#)	Price	Expiration	Not	Vested (1)	Not	Vested (1)
Name	Exercisable	Unexercisable	($)	Date	Vested (#)	($)	Vested (#)	($)
Lee D. Rudow	50,000 (2)	--	12.00	6/19/2022
					16,248 (3)	863,906
					9,362 (4)	497,778
							8,742 (5)	464,812
							6,553 (5)	348,423

Mark A. Doheny					3,000 (6)	159,510
					5,012 (3)	266,488

Michael W. West	25,000	--	12.00	6/19/2022
					4,062 (3)	215,977
					2,341 (4)	124,471
							2,192 (5)	116,549
							1,639 (5)	87,146

Michael J. Tschiderer							3,263 (5)	173,494
							1,396 (5)	74,225

(1)	Calculated using the closing price of a share of our common stock on March 26, 2021 (the last trading day of fiscal 2021) of $53.17.
(2)	Mr. Rudow exercised all of these options on May 19, 2021.
(3)	These restricted stock units, which convert into common stock on a one-for-one basis, vest on July 21, 2023 except as otherwise provided in the applicable award agreement.
(4)	These restricted stock units, which convert into common stock on a one-for-one basis, vest on March 26, 2022 except as otherwise provided in the applicable award agreement.
(5)

These restricted stock unit awards are performance-based and vest after three years subject to our achieving specific cumulative fully diluted EPS objectives over the three-year periods ending in fiscal 2022 and 2023. Shares that vested that related to the three-year period ended March 27, 2021 were distributed on May 19, 2021. Mr. Rudow received 8,742 shares, Mr. West received 2,192 shares, and Mr. Tschiderer received 3,263 shares, which represented 64% achievement of the target EPS objective for the three-year period ended March 27, 2021. For the remaining three-year periods, the holders of awards will receive the percentage of their award that corresponds to the level of cumulative EPS achieved, subject to continued employment, or for Mr. Tschiderer, based on a pro rata amount at retirement.

(6)	These restricted stock units, which convert into common stock on a one-for-one basis, vest on September 21, 2023 except as otherwise provided in the applicable award agreement.

Potential Payments upon Termination or Change in Control

On May 7, 2012, we entered into a change-in-control severance agreement with Mr. Rudow. This agreement requires a change in control of our company and a subsequent qualifying termination of the executive’s employment (often referred to as a “double trigger”). The agreement is intended to promote continuity of leadership, maintain the focus of our executive officer on pursuing any corporate transaction that is in the best interests of our shareholders, and to retain services of our leadership by providing sufficient severance protection during a period of uncertainty.

A change in control occurs under Mr. Rudow’s change-in-control severance agreement upon the occurrence of any of the following events: (i) we merge with or are consolidated into another entity and less than fifty percent of the outstanding voting securities of the resulting entity are owned by our former shareholders; (ii) a majority of our directors before any tender offer, merger or other business combination, or sale or other disposition of assets do not constitute a majority of the Board after such transaction; (iii) a tender offer for over twenty-five percent of the combined voting power of our outstanding voting securities is made and consummated; (iv) any person or group acquires more than twenty-five percent of the combined voting power of our outstanding voting securities; or (v) we transfer substantially all of our assets to another corporation that is not a wholly-owned subsidiary of ours.

In the event of Mr. Rudow’s termination due to a change in control, as defined in the agreement, Mr. Rudow would be entitled to receive his full salary, bonus and benefits (to the extent that his continued participation is possible under the general terms and provisions of such plans and programs) as were in effect immediately preceding such change in control, for a period of 24 months following the effective date of termination of employment.

In addition, upon a change in control of our company, as defined under the 2003 Incentive Plan, each of our named executive officers would be entitled to immediate vesting of all unvested stock options and the pro-rated value of performance-based restricted stock awards assuming target performance.

Also, as described above under “Post-Retirement Plan,” upon retirement at age 55 or older after five or more years of continuous service, currently, of our named executive officers, only Messrs. Rudow, West and Tschiderer are eligible to participate in the post-retirement health benefit plan for officers. As previously stated, as of October 2019, only those individuals who as of July 22, 2019 were “Retirees” as defined in the plan or who are listed on an exhibit to the plan are eligible to participate in the plan. No other individuals are eligible to participate in the plan.

DIRECTOR COMPENSATION

Annual Retainers

For fiscal 2021, each of our non-employee directors was entitled to an annual cash retainer of $50,000. The chairman of the Board was entitled to receive an additional $30,000 annual retainer, the chair of the audit committee and the chair of the compensation committee were each entitled to receive an additional $15,000 annual retainer, the chair of the former standing technology committee was entitled to receive an additional $7,500 annual retainer, and the chair of the corporate governance and nominating committee was entitled to receive an additional $5,000 annual retainer. Each non-employee member of the executive committee was entitled to receive an additional $10,000 annual retainer. On May 4, 2020, to support our company’s cost reduction initiatives in response to the COVID-19 pandemic, the Board agreed to defer cash retainer fees for director services payable in the first quarter of fiscal 2021 until the earlier of payment of the annual performance-based cash incentive compensation to officers of our company or December 31, 2020. These fees were paid in June 2020. The Board also agreed to reduce the cash retainer fees for directors, including additional cash retainer fees for chairpersons of each committee and the executive committee of the Board, by 20% until such time as the Board determined to reinstate such amounts in full or part. The case retainer fees were reinstated in full in September 2020.

In addition, each of our non-employee directors was entitled to an annual grant of restricted stock units valued at $50,000 that vest after one year. On September 9, 2020, the date of our 2020 annual meeting of shareholders, directors received restricted stock units for 1,753 shares of our common stock with one-year vesting terms. The next restricted stock unit grant is expected to be made to directors on September 8, 2021, the date of the 2021 annual meeting.

Our non-employee directors are reimbursed for travel and other related expenses incurred in the performance of their duties.

Equity Compensation for Newly-Elected Non-Employee Directors

Newly-elected non-employee directors are eligible to receive a stock option grant of 10,000 shares of common stock pursuant to the 2003 Incentive Plan that vests ratably over five years and has a ten-year term.

Stock Ownership Objective

In order to more closely align the interests of our non-employee directors with the interests of our shareholders, the compensation committee has adopted a minimum stock ownership objective that requires our directors to work towards acquiring and maintaining a specific level of equity ownership interest in our common stock within a specified time frame. During fiscal 2021, the stock ownership objective for non-employee directors was common stock valued at 3.0 times their annual cash retainer.

We expect new non-employee directors to be in compliance with this stock ownership requirement within five years from the date of their election to the Board. The compensation committee monitors the progress made by new non-employee directors in achieving their stock ownership objective.

As of the end of fiscal 2021, each of our then serving non-employee directors was in compliance with our stock ownership objective except Ms. Dominach who joined the Board in October 2019.

Fiscal 2021 Director Compensation Table

The table below shows information about the compensation of our non-employee directors for their service during fiscal 2021.

	Fees Earned or	Stock	Option
	Paid in Cash (1)	Awards (2)	Awards (3)	Total
Name	($)	($)	($)	($)
Oksana S. Dominach	50,000	50,000	--	100,000
Charles P. Hadeed	82,500	50,000	--	132,500
Richard J. Harrison	60,000	50,000	--	110,000
Gary J. Haseley	82,500	50,000	--	132,500
Paul D. Moore	60,000	50,000	--	110,000
Angela J. Panzarella	57,500	50,000	--	107,500
Alan H. Resnick (4)	25,000	65,000 (5)	--	90,000
Carl E. Sassano	52,500	50,000	--	102,500
John T. Smith (6)	57,500	65,000 (5)	--	122,500

(1)	The amounts shown include the annual cash board retainer and committee retainers earned by the directors during fiscal 2021.
(2)

Includes the aggregate grant date fair value of the restricted stock units granted during fiscal 2021 as computed in accordance with ASC 718. For each director, includes the number of units granted was determined by dividing $50,000, the grant date value of the award, by $28.52, the closing price of the Company’s common stock on September 8, 2020, the day before the date of grant.

(3)	The table below presents the aggregate number of outstanding stock options for each of our non-employee directors as of March 27, 2021:

Name	Stock Options
Oksana S. Dominach	10,000
Charles P. Hadeed	--
Richard J. Harrison	--
Gary J. Haseley	--
Paul D. Moore	--
Angela J. Panzarella	--
Alan H. Resnick	--
Carl E. Sassano	--
John T. Smith	--

(4)	Mr. Resnick retired from the Board in July 2020.
(5)	Includes a one-time award of restricted stock units with a grant date value of $15,000 that immediately vested, computed in accordance with ASC 718.
(6)	Mr. Smith resigned from the Board in January 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below presents certain information as of July 14, 2021, the Record Date, about the persons known by us to be the record or beneficial owner of more than 5% of our common stock. Percentages are based on 7,469,857 shares issued and outstanding as of the Record Date.

	Number of Shares
	of Common Stock
Name and Address of Beneficial Owner	Beneficially Owned		Percent of Class
Wasatch Advisors, Inc.
505 Wakara Way	815,710	(1)	10.9%
Salt Lake City, UT 84108
Neuberger Berman Group LLC, et al.
1290 Avenue of the Americas	756,470	(2)	10.1%
New York, NY 10104

BlackRock, Inc.
55 East 52nd Street	406,852	(3)	5.5%
New York, NY 10055

Broadcrest LP and
Broadcrest Asset Management, LLC	375,000	(4)	5.0%
558 West New England Avenue, Suite 250,
Winter Park, Florida 32789

(1)

This information is based on an amendment to the Schedule 13G filed with the SEC on February 11, 2021 by Wasatch Advisors, Inc. which reports sole voting and dispositive power with respect to these shares.

(2)

This information is based on a Schedule 13G filed with the SEC on June 9, 2021 by Neuberger Berman Group LLC, Neuberger Berman Investment Advisers LLC, Neuberger Berman Equity Funds, and Neuberger Berman Genesis Fund, all of which report shared voting and dipositive power with respect to these shares.

(3)

This information is based on an amendment to the Schedule 13G filed with the SEC on February 1, 2021 by BlackRock, Inc. (“BlackRock”) with respect to shares beneficially owned by it and certain of its subsidiaries. BlackRock reports sole voting power with respect to 403,877 shares and sole dispositive power with respect to all 406,852 shares.

(4)

This information is based on the Schedule 13G filed with the SEC on February 26, 2021 by Broadcrest L.P. and Broadcrest Asset Management, LLC which report shared voting and shared dispositive power with respect to these shares.

SECURITY OWNERSHIP OF MANAGEMENT

The table below presents certain information as of July 14, 2021 about shares of our common stock held by (i) each of our directors; (ii) each of our “named executive officers” (as defined under the heading “Executive Compensation”); and (iii) all of our directors and executive officers (including our former chief financial officer) as a group.

	Number of Shares		Percent
	of Common Stock		of
Name of Beneficial Owner	Beneficially Owned (1)		Class(1)
Directors
Craig D. Cairns	1,750		--
Oksana S. Dominach	3,753	(2)	--
Charles P. Hadeed	42,758	(3)	--
Richard J. Harrison	32,470	(3)	--
Gary J. Haseley	35,404	(4)	--
Mbago M. Kaniki	--		--
Paul D. Moore	47,247	(3)	--
Angela J. Panzarella	19,170	(3)	--
Carl E. Sassano	65,095	(3)	--
Named Executive Officers
Lee D. Rudow (5)	161,350		2.2%
Mark A. Doheny	--		--
Michael W. West	44,095	(6)	--
Michael J. Tschiderer	38,809		--
All directors and executive officers as a group (14 persons)	495,373	(7)	6.6%

____________________

(1)

The amounts reported by such persons are as of July 14, 2021, with percentages based on 7,469,857 shares issued and outstanding except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which would increase the number of shares owned by such person and the number of shares outstanding. Under the rules of the SEC, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options or the vesting of restricted stock units. Shares that may be acquired within 60 days by the exercise of options and vesting of restricted stock units are referred to in the footnotes to this table as “presently exercisable options” and restricted stock units, respectively. Unless otherwise indicated in the other footnotes to this table, each shareholder named in the table has sole voting and sole investment power with respect to the all of the shares shown as owned by the shareholder. We have omitted percentages of less than 1% from the table.

(2)	Includes presently exercisable options to purchase 2,000 shares and 1,753 restricted stock units.

(3)	Includes 1,753 restricted stock units.

(4)	Includes 1,200 shares held by Haseley family trusts and 1,753 restricted stock units.

(5)	Mr. Rudow is also a director.

(6)	Includes presently exercisable options to purchase 25,000 shares.

(7)	Includes presently exercisable options to purchase 27,000 shares and 12,271 restricted stock units.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act, requires directors, officers and greater than 10% shareholders to file with the SEC reports of ownership and changes in ownership regarding their holdings in company securities. During fiscal 2021, all of our directors and officers timely complied with the filing requirements of Section 16(a) of the Exchange Act, except for Mr. Deverell, an officer, who filed a late report disclosing two transactions and Mr. Rudow, an officer and director, who filed a late report disclosing one transaction. In making this statement, we have relied upon the written representations of our directors and officers, and copies of the reports that they have filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our board of directors has adopted a written policy for transactions with related persons. Pursuant to the policy, the audit committee reviews and, when appropriate, approves any relationships or transactions in which our company and our directors and executive officers or their immediate family members are participants. Existing related person transactions, if any, are reviewed at least annually by the audit committee. Any director with an interest in a related person transaction is expected to recuse him or herself from any consideration of the matter.

During its review of such relationships and transactions, the audit committee considers (i) the nature of the related person’s interest in the transaction; (ii) the material terms of the transaction, including the amount and type of transaction; (iii) the importance of the transaction to the related person and to our company; (iv) whether the transaction would impair the judgment of a director or executive officer to act in the best interest of our company; and (v) any other matters the committee deems appropriate.

In addition, to the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the Nasdaq Stock Market and other relevant rules related to independence.

There were no reportable related person transactions during fiscal 2021 and fiscal 2020.

SHAREHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

Proposals Submitted for Inclusion in our Proxy Materials

We will include shareholder proposals that comply with Rule 14a-8 under the Exchange Act, in our proxy materials for the 2022 annual meeting of shareholders. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2022 annual meeting of shareholders, we must receive shareholder proposals submitted for inclusion in our proxy materials no later than March 24, 2022. Shareholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

Proposals Not Submitted for Inclusion in our Proxy Materials

Shareholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, as described above, may be brought before the 2021 annual meeting of shareholders in accordance with Rule 14a-4(c) under the Exchange Act. Pursuant to Rule 14a-4(c), we must receive these proposals no later than 45 days prior to the one-year anniversary of this proxy statement. Thus, for the 2022 annual meeting of shareholders, we must receive shareholder proposals that are not submitted for inclusion in our proxy materials no later than June 7, 2022. In accordance with Rules 14a-4(c) and 14a-8, we will not permit shareholder proposals that do not comply with the foregoing notice requirement to be brought before the 2022 annual meeting of shareholders. Shareholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

OTHER MATTERS

As of the date of this proxy statement, the Board does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matter come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to the matter in accordance with their judgment.

By Order of the Board of Directors

James M. Jenkins General Counsel, Vice President of Corporate Development and Corporate Secretary

Rochester, New York
July 22, 2021

We will make available at no cost, upon your written request, a copy of our Annual Report on Form 10-K for the fiscal year ended March 27, 2021 (without exhibits) as filed with the Securities and Exchange Commission. Copies of exhibits to our Form 10-K will be made available, upon your written request and payment to us of the reasonable costs of reproduction and mailing, if any. Written requests should be made to: Corporate Secretary, Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624.

APPENDIX A

TRANSCAT, INC.
2021 STOCK INCENTIVE PLAN

Transcat, Inc., an Ohio corporation (“Transcat”), hereby established the Transcat, Inc. 2021 Stock Incentive Plan (the “Plan”) for the benefit of eligible Employees, Directors and Consultants.

ARTICLE 1
PURPOSE AND EFFECTIVE DATE

1.1 Purpose. The purpose of the Plan is to recruit and retain selected Employees, Directors and Consultants and to motivate such Employees, Directors and Consultants to put forth their maximum efforts toward the continued growth, profitability and success of the Company by providing incentives to such Employees, Directors and Consultants through the ownership and performance of Common Stock.

1.2 Term. The Plan was approved by the Board on June 7, 2021, and will become effective upon the approval by Transcat’s shareholders at the 2021 Annual Meeting on September 8, 2021 (the “Effective Date”). No Award will be granted under the Plan more than 10 years after the Effective Date, but all Awards granted on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

1.3 Successor Plan. The Plan was established as a successor to the 2003 Incentive Plan, as amended and restated (the “Prior Plan”). If the Plan is approved, no additional awards shall be made under the Prior Plan after the Effective Date. As provided by Section 5.1, shares of Common Stock authorized under the Prior Plan as of the Effective Date will become available for issuance or transfer under the Plan. Outstanding awards under the Prior Plan continue in effect according to their terms as in effect before the Effective Date (subject to such amendments as the Committee determines, consistent with the Prior Plan, as applicable).

ARTICLE 2
DEFINITIONS

2.1 Approved Reason. “Approved Reason” means a reason for terminating employment with the Company which, in the opinion of the Committee, is in the best interests of the Company.

2.2 Award. “Award” means the Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards and other awards granted under the Plan.

2.3 Award Agreement. “Award Agreement” means a written or electronic agreement entered into between Transcat and a Participant setting forth the terms and conditions of an Award made to the Participant under the Plan, in such form as prescribed by the Committee from time to time.

2.4 Board. “Board” means the Board of Directors of Transcat.

2.5 Cause. “Cause” as a reason for the termination of a Participant’s employment means (a) the willful and continued failure by a Participant to substantially perform his or her duties with the Company after written warnings identifying the lack of substantial performance are delivered to the Participant by the Company to specifically identify the manner in which the Company believes that the Participant has not substantially performed his or her duties; (b) the willful engaging by a Participant in illegal conduct which is materially and demonstrably injurious to the Company; (c) the commission of a felony by a Participant; (d) the breach by a Participant of a material fiduciary duty owed by that Participant to the Company; (e) the intentional unauthorized disclosure by a Participant to any person of confidential information or trade secrets of a material nature relating to the Company’s business; or (f) the engaging by a Participant in any conduct that the Company’s written rules, regulations or policies specify as constituting grounds for discharge.

2.6 Change in Control. “Change in Control” means (a) any “person” within the meaning of Section 14(d) of the Exchange Act, other than Transcat, a Subsidiary, or any employee benefit plan(s) sponsored by Transcat or any Subsidiary, is or has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 50 percent or more of the combined voting power of the outstanding securities of Transcat ordinarily having the right to vote at the election of directors; (b) individuals who constitute the Board on September 8, 2021 (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof (or a majority of the Board as then constituted), provided that any person becoming a director subsequent to September 8, 2021 whose election, or nomination for election by Transcat’s shareholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Transcat in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; (c) the closing of a reorganization, merger or consolidation of Transcat, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of outstanding securities of Transcat ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than three-quarters (3/4) of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; (d) the closing of a sale or other disposition of all or substantially all of the assets of Transcat, other than to a Subsidiary; or (e) the complete liquidation and dissolution of Transcat.

2.7 Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder and any successor provisions and the regulations thereto.

2.8 Committee. “Committee” means the Compensation Committee of the Board, each member of which is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and meets the independence requirements of the Exchange listing standards.

2.9 Common Stock. “Common Stock” means the common stock of Transcat, $0.50 par value per share.

2.10 Company. “Company” means Transcat and its Subsidiaries.

2.11 Consultant. “Consultant” means a consultant, advisor or independent contractor retained by the Company.

2.12 Director. “Director” means a non-Employee member of the Board.

2.13 Disability. “Disability” for a Participant who is an Employee, means a disability under the terms of the long-term disability plan maintained by the Participant’s employer, or in the absence of such a plan, the Transcat, Inc. Long Term Disability Plan; and for all other Participants, means a disability under the Transcat, Inc. Long Term Disability Plan. Notwithstanding the foregoing, if the determination of Disability relates to an Incentive Stock Option, Disability means the Employee is permanently and totally disabled under Section 22(e)(3) of the Code.

2.14 Employee. “Employee” means an employee of the Company.

2.15 Exchange. “Exchange” means the Nasdaq Stock Market or such other principal securities market on which the Common Stock is traded.

2.16 Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

2.17 Exercise Price. “Exercise Price” means the price at which a share of Common Stock may be purchased by a Participant pursuant to the exercise of an Option.

2.18 Fair Market Value. “Fair Market Value” of Common Stock means the closing price of the Common Stock as reported on the Exchange on the relevant valuation date or, if there were no Common Stock transactions on such day, on the next preceding date on which there were Common Stock transactions.

2.19 Good Reason. “Good Reason” as a reason for the termination of a Participant’s employment means (a) a material diminution in the Participant’s base salary from the level immediately prior to the Change in Control; or (b) a material change in the geographic location at which the Participant must primarily perform the Participant’s services (which shall in no event include a relocation of the Participant’s current principal place of business to a location less than 50 miles away) from the geographic location immediately prior to the Change in Control; provided, however, no termination shall be deemed to be for Good Reason unless (i) the Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 90 days after the initial existence of the occurrence of such facts or circumstances; (ii) to the extent curable, the Company has failed to cure such facts or circumstances within 30 days of its receipt of such written notice; and (iii) the effective date of the termination for Good Reason occurs no later than 180 days after the initial existence of the facts or circumstances constituting Good Reason.

2.20 Incentive Stock Option. “Incentive Stock Option” means an Option to purchase Common Stock which is granted under the Plan with the intention that it qualify as an “incentive stock option” as that term is defined under Section 422 of the Code.

2.21 Involuntary Termination. “Involuntary Termination” means a termination of a Participant’s employment or service by the Company without Cause or by the Participant for Good Reason. For avoidance of doubt, an Involuntary Termination shall not include a termination of the Participant’s employment or service by the Company for Cause or due to the Participant’s death, Disability, Retirement or voluntary resignation other than for Good Reason.

2.22 Non-Qualified Stock Option. “Non-Qualified Stock Option” means an Option to purchase Common Stock which is granted under the Plan and that is not an Incentive Stock Option.

2.23 Option. “Option” means a Non-Qualified Stock Option or an Incentive Stock Option granted pursuant to Section 6.4.

2.24 Over 10% Owner. “Over 10% Owner” means an individual who, at the time an Incentive Stock Option is granted to such individual, owns Common Stock possessing more than 10 percent of the total combined voting power of Transcat or one of its Subsidiaries, determined by applying the attribution rules of Section 424(d) of the Code.

2.25 Participant. “Participant” means an Employee, Director or Consultant to whom an Award has been granted under the Plan.

2.26 Restricted Period. “Restricted Period” means the period of time during which Restricted Stock Awards granted pursuant to Section 6.6 or Restricted Stock Unit Awards granted pursuant to Section 6.7 are subject to restrictions.

2.27 Restricted Stock Award. “Restricted Stock Award” means an award of Common Stock subject to restrictions determined by the Committee as described in Section 6.6.

2.28 Restricted Stock Unit Award. “Restricted Stock Unit Award” means an award as described in Section 6.7.

2.29 Retirement. “Retirement” means, in the case of a Participant employed by the Company, voluntary termination of employment on or after attaining age 55.

2.30 Securities Act. “Securities Act” means the Securities Act of 1933, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

2.31 Stock Appreciation Right. “Stock Appreciation Right” means an award of a stock appreciation right as described in Section 6.5.

2.32 Strike Price. “Strike Price” means the measuring price per share of Common Stock for a Stock Appreciation Right used to determine the payment of such Stock Appreciation Right.

2.33 Subsidiary. “Subsidiary” means a corporation or other business entity in which Transcat directly or indirectly has an ownership interest of 50 percent or more, except that with respect to Incentive Stock Options, Subsidiary means subsidiary corporation as defined in Section 424(f) of the Code.

2.34 Termination of Employment. “Termination of Employment” means the termination of the employment or other service relationship between a Participant and the Company, regardless of whether severance or similar payments are made to the Participant, for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or Retirement, as determined by the Committee pursuant to Section 6.3(h)(3).

ARTICLE 3
ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. Subject to the limitation on eligibility for awards of Incentive Stock Options set forth in Section 6.4(f), any Employee, Director or Consultant who is selected by the Committee is eligible to receive an Award under the Plan.

3.2 Participation. Unless otherwise determined by the Committee, as a condition precedent to participation in the Plan, each Employee, Director or Consultant selected to receive an Award shall enter into an Award Agreement with the Company, agreeing to the terms and conditions of the Plan and the Award granted.

ARTICLE 4
ADMINISTRATION

4.1 Responsibility. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

4.2 Authority of the Committee. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (a) select the Employees, Directors and Consultants to whom Awards will be granted; (b) determine the type of Awards to be made to be granted; (c) determine the number of shares of Common Stock subject to each Award; (d) determine the terms and conditions of each Award consistent with the Plan, including, without limitation, the applicable vesting schedule and forfeiture provisions of the Award, Exercise Price, Strike Price, performance goals, performance periods, Restricted Periods and exercise periods; (e) determine the terms and provisions of Award Agreements consistent with the Plan; (f) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and (g) make all determinations it deems necessary or advisable for the administration of the Plan, including factual determinations. Except as otherwise required by the Plan, the Committee shall have the authority to interpret and construe the provisions of the Plan and the Award Agreements, and to make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. It is the intent of the Plan that the decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

4.3 Delegation. The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the Chief Executive Officer of Transcat or other senior members of management as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice. References in the Plan to Committee shall include the individuals to whom the Committee has delegated authority to the extent of the authority so delegated.

4.4 Indemnification. No Director, member of the Committee, or officer or employee to whom any duty or power relating to the administration or interpretation of the Plan has been delegated (each, an “Indemnified Person”), shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Award. Each Indemnified Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Indemnified Person in connection with or resulting from any claim, action, suit or proceeding to which the Indemnified Person may be a party or in which the Indemnified Person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by the Indemnified Person in settlement thereof, with the Company’s approval, or paid by the Indemnified Person in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided the Indemnified Person shall give the Company an opportunity, at its own expense, to handle, and defend the same before the Indemnified Person undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnified Persons may be entitled under Transcat’s governing documents or policies, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5
STOCK SUBJECT TO PLAN

5.1 Available Shares. Subject to adjustment in accordance with Section 9.1, the maximum number of shares of Common Stock available for grant of Awards under the Plan during its term shall be the sum of the following: (a) the number of shares remaining available for issuance under the Prior Plan on the Effective Date; and (b) any shares of Common Stock that are subject to outstanding awards under the Prior Plan on the Effective Date that are subsequently canceled, expired, forfeited, or otherwise not issued or are settled in cash (collectively, the “Share Reserve”). All or any of this maximum number of shares of Common Stock reserved under the Plan may be issued pursuant to Awards of Incentive Stock Options or pursuant to any one or more other Awards. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.

5.2 Share Counting.

(a) Shares Deducted. For purposes of calculating the total number of shares of Common Stock available for grants of Awards under Section 5.1, the following shall apply: (i) the number of shares of Common Stock available for grants of Awards hereunder shall be reduced by the number of shares for which Awards are actually granted under the Plan; and (ii) the grant of a Performance Stock Award or Performance Stock Unit Award shall be deemed to be equal to the maximum number of shares of Common Stock which may be issued under such Award.

(b) Shares Added Back. If any Award under the Plan shall expire, terminate, be canceled, or is unsettled for any reason without having been exercised in full, or if any Award shall be forfeited to Transcat, the unexercised, unsettled or forfeited Award, shall not count against the aggregate limitation in Section 5.1 and shall again become available for grants under the Plan. Further, if less than the maximum number of shares of Common Stock which may be issued under a Performance Stock Award or Performance Stock Unit Award are earned and issued, only the number of shares of Common Stock actually issued shall count against the above limit, and the excess of the maximum over the actual number of shares of Common Stock issued shall again become available for grants under the Plan.

(c) Shares Not Added Back. Shares of Common Stock equal in number to the shares tendered or withheld in payment of the Exercise Price of an Option or in settlement of any other Award, and shares of Common Stock that are tendered or withheld in order to satisfy any federal, state, or local tax liability, shall count against the aggregate limitation in Section 5.1 and shall not become available again for grants under the Plan. In addition, the full number of shares of Common Stock subject to a Stock Appreciation Right shall count against the above limit, and any shares that were estimated to be used for such purposes and were not in fact so used shall not become available again for grants under the Plan.

(d) Cash Awards. Awards to be settled in cash do not count against the aggregate limitation in Section 5.1.

5.3 Assumed or Substitute Awards. Awards granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by Transcat or any Subsidiary or with which Transcat or any Subsidiary combines, shall not reduce the maximum number of shares of Common Stock that may be issued under the Plan as described in Section 5.1 or the maximum number of shares of Common Stock authorized for grant to an individual in any calendar year described in Section 5.4.

5.4 Participant Limits.

(a) Employee and Consultant Limits. Subject to adjustment in accordance with Section 9.1, the total number of shares of Common Stock for which Awards may be granted in any calendar year to any Employee or Consultant shall not exceed 100,000 shares of Common Stock.

(b) Director Limits. The aggregate grant date fair value of Awards granted in any calendar year to any Director shall not exceed $300,000. The maximum amount that may be paid in any calendar year to any Director in property other than shares of Common Stock in respect of services as a Director shall not exceed $300,000.

ARTICLE 6
AWARDS UNDER THE PLAN

6.1 In General. Awards may, at the Committee’s sole discretion, be granted in the form of Options pursuant to Section 6.4, Stock Appreciation Rights pursuant to Section 6.5, Restricted Stock Awards pursuant to Section 6.6, Restricted Stock Units pursuant to Section 6.7 or other Awards pursuant to Section 6.8, or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole judgment, subject an Award to such other terms, conditions, restrictions and/or limitations (including, but not limited to, the time and conditions of exercise and restrictions on transferability and vesting), provided they are not inconsistent with the terms of the Plan.

6.2 Foreign Jurisdictions.

(a) Special Terms. In order to facilitate the making of any Award to Participants who are employed or retained by the Company outside the United States as Employees, Directors or Consultants (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions (“special terms”) in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The special terms may provide that the grant of an Award is subject to (i) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (ii) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void. The special terms may also provide that an Award shall become exercisable or redeemable, as the case may be, if an Employee’s employment or a Director’s or Consultant’s relationship with the Company ends as a result of workforce reduction, realignment or similar measure and the Committee may designate a person or persons to make such determination for a location. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any special terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (1) increase the aggregate limitation in Section 5.1; (2) increase the Participant limitations contained in Section 5.4; (3) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act; or (4) revoke, remove or reduce any vested right of a Participant without the prior written consent of such Participant.

(b) Currency Effects. Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in U.S. currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars. In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

(c) Modifications to Awards. Subject to the limitation on repricing in Section 8.3, the Committee shall have the right at any time and from time to time and without prior notice to modify outstanding Awards to comply with or satisfy local laws and regulations or to avoid costly governmental filings. By means of illustration, but not limitation, the Committee may restrict the method of exercise of an Award to facilitate compliance with applicable securities laws or exchange control filings, laws or regulations.

(d) No Acquired Rights. No Employee, Director or Consultant in any country shall have any right to receive an Award. All Awards made at any time are subject to the prior approval of the Committee.

6.3 Terms and Conditions of Awards.

(a) Shares Subject to Grant. The number of shares of Common Stock as to which an Award may be granted will be determined by the Committee in its sole discretion, subject to the Participant limitations in Section 5.4.

(b) Award Agreement. Each Award Agreement is subject to the terms of the Plan and any provisions contained in the Award Agreement that are inconsistent with the Plan shall be superseded by the terms of the Plan.

(c) Transfer and Exercise. Awards are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during a Participant’s lifetime, only by the Participant, or in the event of the Disability of the Participant, by the Participant or the legal representative of the Participant, or in the event of the death of the Participant, by the legal representative of the Participant’s estate, or if no legal representative has been appointed, by the successor in interest determined under the Participant’s will. Any transfer or attempted transfer of an Award by a Participant not made in accordance with the Plan and the applicable Award Agreement will be void and of no effect, and the Company will not recognize, or have the duty to recognize, any transfer not made in accordance with the Plan and the applicable Award Agreement, and an Award attempted to be transferred will continue to be bound by the Plan and the applicable Award Agreement.

(d) Payment. Awards for which any payment is due from a Participant including, without limitation, the Exercise Price of an Option, or the tax withholding required with respect to an Award pursuant to Section 6.1(f), may be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to:

(i) in cash or by personal check, bank draft, money order, money transfer or direct account debit;

(ii) if permitted by the Committee, by instructing the Company to withhold a number of shares of Common Stock that would otherwise be issued having a fair market value equal to the amount to be paid and/or the tax withholding required with respect to the Award;

(iii) if permitted by the Committee, by tendering (actually or by attestation) to the Company a number of previously acquired and unrestricted shares of Common Stock held by the Participant that have a fair market value equal to the amount to be paid and/or the tax withholding required with respect to the Award;

(iv) if permitted by the Committee, by authorizing a third party to sell, on behalf of the Participant, the appropriate number of shares of Common Stock otherwise issuable to the Participant and to remit to the Company a sufficient portion of the sale proceeds to satisfy the amount to be paid and/or the tax withholding required with respect to the Award; or

(v) any combination of the foregoing

(e) Dividend Equivalents. If the Committee so determines and provides in an Award Agreement, Participants may be credited with any dividend equivalents paid with respect to the shares of Common Stock underlying a Restricted Stock Unit Award granted pursuant to Section 6.7 or other Award granted pursuant to Section 6.8 in a manner determined by the Committee in its sole discretion. The Committee, in its sole discretion, may determine the form of payment of dividend equivalents, including cash or shares of Common Stock. The Committee may apply any restrictions to such dividend equivalents that the Committee deems appropriate; provided, however, any dividend equivalents on an Award may be paid only if and to the extent the shares of Common Stock underlying the Award become vested or payable.

(f) Withholding. The Company shall deduct from all cash payments under the Plan the amount of any federal, state, or local taxes required to be withheld. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, or upon the vesting of any Restricted Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy the amount of any federal, state, or local taxes required to be withheld as a condition of and prior to the delivery or release of such shares.

(g) Exclusion from Minimum Vesting Requirements. Awards granted under Section 6.4, Section 6.5, Section 6.6, Section 6.7 and Section 6.8 shall be subject to the minimum vesting period and continued employment or provision of service requirement specified for the Award by such Section, as applicable, except that:

(1) up to a maximum of five percent of the maximum number of shares of Common Stock that may be issued under the Plan pursuant to Section 5.1 may be issued pursuant to Awards granted under Section 6.4, Section 6.5, Section 6.6, Section 6.7 or Section 6.8 without regard for the minimum vesting period and continued employment or provision of service requirement set forth in such Sections;

(2) the minimum vesting period and continued employment or provision of service requirement shall not apply as the Committee may determine or permit otherwise in connection with the occurrence of a Retirement, death, or Disability of a Participant, a Participant’s Termination of Employment for an Approved Reason, or subject to the limitations set forth in Section 7.1, in the event of a Change in Control; and

(3) the minimum vesting period and continued employment or provision of service requirement shall not apply as may be required or otherwise be deemed advisable by the Committee in connection with an Award granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by Transcat or any Subsidiary or with which Transcat or any Subsidiary combines.

(h) Treatment of Awards upon Termination of Employment.

(1) All Awards granted under the Plan, including all unexercised Options whether vested or non-vested, shall immediately be forfeited and may not thereafter vest or be exercised in the event a Participant incurs a Termination of Employment for Cause.

(2) Except as otherwise provided by Section 6.1(h)(1), any Award under the Plan to a Participant who has experienced a Termination of Employment or termination of some other service relationship with the Company may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or as the Committee may otherwise determine to the extent not prohibited by or inconsistent with the provisions of the Plan (including Section 6.3(g)), taking into consideration such other factors as the Committee determines are relevant to its decision whether to continue an Award.

(3) Subject to Section 6.1(h)(1), the Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

(i) Deferred Compensation. Notwithstanding the Committee’s discretion to determine the terms and conditions of Awards under the Plan, the Committee may require or permit the deferral of the receipt of Awards (other than an Option or Stock Appreciation Right) upon such terms as the Committee deems appropriate and in accordance with the requirements of Section 409A of the Code.

6.4 Options. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option. Each Incentive Stock Option granted under the Plan shall be clearly identified as to its status as an Incentive Stock Option and the applicable Award Agreement shall reflect such status. Subject to the special conditions applicable to Incentive Stock Options set forth in Section 6.4(f) and the special conditions applicable to substitute Options set forth in Section 6.4(g), Options awarded under the Plan shall be subject to the following terms and conditions:

(a) Exercise Price. Subject to adjustment in accordance with Section 9.1, the Exercise Price per share of Common Stock purchasable under any Option shall be determined by the Committee in its sole discretion and set forth in the applicable Award Agreement; provided, however, the Exercise Price may not be less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(b) Option Term. The exercise period for each Option granted under the Plan shall be determined by the Committee in its sole discretion and set forth in the applicable Award Agreement.

(c) Conditions to Exercise. Each Option granted under the Plan shall vest over a period based upon the passage of time or upon the achievement of performance goals (or a combination of both), as determined by the Committee; provided, however, except as otherwise permitted by Section 6.3(g), Options shall not vest for at least one year after the date of grant. The Committee may impose such conditions and restrictions on the exercise of an Option as it may deem appropriate. Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and for such number of shares of Common Stock as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement.

(d) Exercise of Option. An Option shall be exercised by (i) delivery to the Company of a written notice of exercise (on the form or in the manner specified by the Company for such notice) with respect to all or a specified number of shares of Common Stock subject to the Option; (ii) payment to the Company of the full amount of the Exercise Price in a manner permissible under Section 6.3(d) and the applicable Award Agreement; and (iii) satisfaction of the tax withholding required in a manner permissible under Section 6.3(d) and the applicable Award Agreement.

(e) No Rights as a Shareholder. The holder of an Option, as such, shall have none of the rights of a shareholder of Transcat with respect to the shares of Common Stock underlying such Option until such time as the Option vests, is exercised and the shares of Common Stock are issued to the holder of the Option.

(f) Special Conditions for Incentive Stock Options. Notwithstanding anything to the contrary in Section 6.1 or this Section 6.4, Incentive Stock Options shall be subject to the following terms and conditions:

(i) Incentive Stock Options may only be granted to Employees of Transcat or of a Subsidiary that qualifies as a “subsidiary corporation” within the meaning given such term by Section 424 of the Code.

(ii) The aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Options intended to meet the requirements of Section 422 of the Code become exercisable for the first time by an Employee during any calendar year (under all plans of Transcat and its Subsidiaries) may not exceed $100,000; provided, however, if such limitation is exceeded, the portion of such Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Non-Qualified Stock Option(s).

(iii) No Incentive Stock Option may be granted after 10 years from the date that the Plan was last approved by Transcat’s shareholders.

(iv) With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110 percent of the Fair Market Value of the Common Stock subject to the Incentive Stock Option on the date the Incentive Stock Option is granted.

(v) The exercise period for an Incentive Stock Option must be no longer than 10 years from the date that the Incentive Stock Option is granted, or in the case of an Incentive Stock Option granted to an Over 10% Owner, the exercise period may be no longer than five years after the date that the Incentive Stock Option is granted.

(vi) For an Incentive Stock Option issued in substitution for an incentive stock option previously issued by another entity, which substitution occurs in connection with a transaction to which Section 424(a) of the Code is applicable, both the number of shares of Common Stock and the Exercise Price of the substitute Incentive Stock Option shall be determined in accordance with Section 424 of the Code.

(vii) Incentive Stock Options granted under the Plan are intended to comply with Section 422 of the Code, and the provisions of the Plan and the Award Agreements for any Incentive Stock Options granted under the Plan shall be construed in such manner as to effectuate that intent.

(viii) The maximum number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, the Share Reserve.

(g) Special Provisions for Substitute Options. Notwithstanding anything to the contrary in this Section 6.4, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a corporate transaction, may provide for an Exercise Price and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

6.5 Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Participant to receive at the time of payment or exercise, for a specified or determinable number of shares of the Common Stock, an amount equal to a percentage (not to exceed 100 percent) of the excess of Fair Market Value of a share of Common Stock over the applicable Strike Price per share of Common Stock. Each Stock Appreciation Right shall be subject to the following terms and conditions:

(a) Strike Price. Subject to adjustment in accordance with Section 9.1, the Strike Price per share of Common Stock under any Stock Appreciation Right shall be determined by the Committee in its sole discretion and set forth in the applicable Award Agreement; provided, however, the Strike Price may not be less than the Fair Market Value of the Common Stock subject to the Stock Appreciation Right on the date the Stock Appreciation Right is granted.

(b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan shall vest over a period based upon the passage of time or upon the achievement of performance goals (or a combination of both), as determined by the Committee; provided, however, except as otherwise permitted by Section 6.3(g), Stock Appreciation Rights shall not vest for at least one year after the date of grant. The Committee may impose such conditions and restrictions on the exercise of a Stock Appreciation Right as it may deem appropriate. Each Stock Appreciation Right granted under the Plan shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts as determined by the Committee in its sole discretion, and set forth in the applicable Award Agreement.

(c) No Rights as a Shareholder. The holder of a Stock Appreciation Right, as such, shall have none of the rights of a shareholder of Transcat with respect to the shares of Common Stock underlying such Stock Appreciation Right until such time as the Stock Appreciation Right vests, is exercised and the shares of Common Stock are issued to the holder of the Stock Appreciation Right.

(d) Settlement. Upon settlement of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash, shares of Common Stock (valued at their fair market value), or a combination thereof, as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

6.6 Restricted Stock Awards. Each Restricted Stock Award shall be made in such number of shares of Common Stock, upon such terms and conditions on such shares, for such Restricted Period and with such dividend or voting rights during the Restricted Period as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement. Restricted Stock Awards shall be subject to the following terms and conditions:

(a) Consideration. The Committee may require a payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without any consideration from the Participant other than his or her service to or on behalf of the Company.

(b) Shares. A Restricted Stock Award granted pursuant to the Plan may be evidenced by book entry or in such manner as the Committee shall determine, and the Committee may take any action it deems necessary or advisable to reflect that the shares of Common Stock that are part of the Restricted Stock Award are subject to its applicable terms, conditions, and restrictions applicable, until the restrictions thereon shall have lapsed.

(c) Vesting. Each Restricted Stock Award shall vest over a Restricted Period based upon the passage of time or upon the achievement of performance goals (or a combination of both), as determined by the Committee; provided, however, except as otherwise permitted by Section 6.3(g), Restricted Stock Awards shall not vest for at least one year after the date of grant. Restricted Stock Awards subject to performance goals may be designated as “Performance Stock Awards.”

(d) Rights as Shareholder. Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, a grant of a Restricted Stock Award shall immediately entitle the Participant to voting and dividend rights with respect to the shares of Common Stock subject to the Award; provided, however, the dividends and other distributions on the shares of Common Stock subject to the Award shall in all cases either (i) be deferred and payment thereof contingent on the vesting of the shares of Common Stock with respect to which such dividends and other distributions are paid, or (ii) be credited with additional number of shares of Restricted Stock determined using the amount of dividends that would have been paid on the number of shares of Common Stock underlying the Award and the fair market value of a share of Common Stock on the applicable dividend payment date, in each case subject to the same vesting and forfeiture restrictions that apply to the shares of Common Stock subject to the Award with respect to which such dividends and other distributions are paid.

6.7 Restricted Stock Unit Awards. Restricted Stock Unit Awards shall entitle the Participant to receive, at a specified future date or event, payment of a specified number of shares of Common Stock or an amount equal to all or a portion of the fair market value of a specified number of shares of Common Stock at the end of the applicable Restricted Period. Each Restricted Stock Unit Award shall be made in such number of shares of Common Stock, upon such terms and conditions, for such Restricted Period and with such dividend equivalent rights during the Restricted Period as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement. Restricted Stock Unit Awards shall be subject to the following terms and conditions:

(a) Consideration. The Committee may require a payment from the Participant in consideration of a payment of a Restricted Stock Unit Award or may grant a Restricted Stock Unit Award without any consideration from the Participant other than his or her service to or on behalf of the Company.

(b) Vesting. Each Restricted Stock Unit Award shall vest over a Restricted Period based upon the passage of time or upon the achievement of performance goals (or a combination of both), as determined by the Committee provided, however, except as otherwise permitted by Section 6.3(g), Restricted Stock Units shall not vest for at least one year after the date of grant. Restricted Stock Unit Awards subject to performance goals may be designated as “Performance Stock Unit Awards.”

(c) No Rights as a Shareholder. The holder of a Restricted Stock Unit Award, as such, shall have none of the rights of a shareholder of Transcat with respect to the shares of Common Stock underlying such Restricted Stock Unit Award until such time as the Restricted Stock Unit Award vests, is paid and the shares of Common Stock are issued to the holder of the Restricted Stock Unit Award.

(d) Settlement. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent fair market value, any combination thereof or in any other form of consideration, as determined by the Committee and set forth in the applicable Award Agreement.

6.8 Other Awards. Subject to applicable law and the limits set forth in Article 5, the Committee may grant to any Participant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock. The Committee will determine the terms and conditions of such Awards. Except as otherwise permitted by Section 6.3(g), such Awards shall not vest for at least one year after the date of grant.

ARTICLE 7
CHANGE IN CONTROL

7.1 Effect of a Change in Control. In the event of a Change in Control, the following acceleration, exercisability, and valuation provisions will apply:

(a) Upon a Change in Control, each then-outstanding Option and Stock Appreciation Right will become fully vested and exercisable, and the restrictions applicable to each outstanding Restricted Stock Award, Restricted Stock Unit or other Award will lapse, and each Award will be fully vested (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), except to the extent that an Award meeting the requirements of Section 7.1(b) (a “Replacement Award”) is provided to the Participant holding such Award in accordance with Section 7.1(b) to replace or adjust such outstanding Award (a “Replaced Award”);

(b) An Award meets the conditions of this Section 7.1(b) (and hence qualifies as a Replacement Award) if (i) it is of the same type (e.g., stock option for Option, restricted stock award for Restricted Stock Award, restricted stock unit award for Restricted Stock Unit Award, etc.) as the Replaced Award, (ii) it has a value at least equal to the value of the Replaced Award, (iii) it relates to publicly traded equity securities of Transcat or its successor in the Change in Control or another entity that is affiliated with Transcat or its successor following the Change in Control, (iv) the federal tax consequences to the Participant holding the Replaced Award of the Replacement Award are not less favorable to such Participant than the federal tax consequences of the Replaced Award, and (v) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including, but not limited to, the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied; and

(c) Except as otherwise provided in an executive, employment, severance, or similar agreement, if any, between the Participant and the Company, upon the Involuntary Termination during the period of two years immediately following a Change in Control, of a Participant holding Replacement Awards, (i) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before such Involuntary Termination that the Participant also held as of the date of the Change in Control and all stock options and stock appreciation rights that constitute Replacement Awards will remain exercisable for a period of 90 days following such Involuntary Termination or until the expiration of the stated term of such stock option or stock appreciation right, whichever period is shorter (provided, however, if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

ARTICLE 8
TERMINATION AND AMENDMENT

8.1 Termination and Amendment of the Plan.

(a) The Board may amend or terminate the Plan at any time; provided, however, the Board shall obtain shareholder approval for any amendment to the Plan that increases the number of shares of Common Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available for issuance under the Plan, affects the prohibition against repricing in Section 8.3 or would otherwise require shareholder approval under the Code or other applicable laws, or the listing standards of the Exchange.

(b) Notwithstanding Section 8.1(a), without the consent of the holder of an Award, no such termination or amendment of the Plan may adversely affect the then value of the Award or the rights of the holder of such Award, and with respect to any Award which provides for the deferral of compensation subject to the provisions of Section 409A of the Code, no termination or amendment of the Plan shall have the effect of accelerating the payment of such Award if and to the extent that such accelerated payment would violate Section 409A of the Code.

8.2 Amendment of Award Agreements. Subject to the limitations of Section 8.3, the Committee may amend an Award Agreement at any time, in its sole discretion; provided, however, without the consent of the holder of an Award, no such amendment of an Award Agreement may adversely affect the then value of the Award or the rights of the holder of such Award, and with respect to any Award which provides for the deferral of compensation subject to the provisions of Section 409A of the Code, no amendment of the Award Agreement shall have the effect of accelerating the payment of such Award if and to the extent that such accelerated payment would violate Section 409A of the Code.

8.3 No Repricing. Except as provided by Section 9.1, without the approval of Transcat’s shareholders, the Exercise Price of an Option or the Strike Price of a Stock Appreciation Right may not be amended or modified after the grant of the Option or Stock Appreciation Right, and an Option or Stock Appreciation Right may not be surrendered or cancelled in consideration of, or in exchange for, cash, other Awards, or the grant of a new Option or Stock Appreciation Right having an Exercise Price or Strike Price below that of the Option or Stock Appreciation Right that was surrendered or cancelled, and without the approval of Transcat’s shareholders, neither the Board nor the Committee may take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the Exchange.

ARTICLE 9
GENERAL PROVISIONS

9.1 Changes in Capitalization; Merger; Liquidation.

(a) The aggregate number of shares of Common Stock reserved for the grant of Awards, for issuance upon the exercise or payment, as applicable, of each outstanding Award and upon vesting of an Award; the annual limit per Participant; the Exercise Price of each outstanding Option; the Strike Price of each outstanding Stock Appreciation Right and the specified number of shares of Common Stock to which each outstanding Award pertains shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, recapitalization, or any other increase or decrease in the number of outstanding shares of Common Stock effected without consideration to the Company.

(b) In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of Transcat’s assets, other change in capital structure of Transcat, or tender offer for shares of Common Stock, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, or the adjustment of outstanding Awards, or subject to the limitations of Section 7.1(a), the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested or unvested portion of the Award, all as may be provided in the applicable Award Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but, except as set forth in this Section, may not otherwise diminish the then value of the Award.

(c) The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of Transcat or a Subsidiary to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of Transcat or a Subsidiary, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of Transcat or a Subsidiary, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

9.2 Section 409A. Options, Stock Appreciation Rights, and Restricted Stock Awards granted under the Plan are intended to be exempt from Section 409A of the Code, and Restricted Stock Unit Awards, dividend equivalents, and other Awards granted under the Plan are intended to be exempt from or comply with Section 409A of the Code, and the Plan, Award Agreements and the terms of Awards shall be administered and interpreted consistent with such intention. In the event any provisions of the Plan or any Award Agreement are determined by the Committee potentially to violate Section 409A of the Code, such provisions shall be amended, as necessary, to be exempt from or comply with Section 409A of the Code; and until adoption of any such amendment, the provisions shall be construed and interpreted, to the extent possible, to be exempt from or comply with Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under the Plan are exempt from or comply with Section 409A of the Code, and in no event will the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.

9.3 No Right to Employment or Service. Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an Employee, Director, Consultant or other service provider of the Company or affects the right of the Company to terminate a Participant’s employment or services at any time.

9.4 Non-Alienation of Benefits. Except as otherwise expressly provided by the Plan, no Award or benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, encumbrance, or charge; and any attempt to do so shall be void. No Award or benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

9.5 Restrictions on Delivery and Sale of Shares; Legends. Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration, or qualification of the shares of Common Stock covered by such Award upon any securities exchange or under any federal or state law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares of Common Stock pursuant to such Award may be withheld unless and until such listing, registration, or qualification shall have been effected. If a registration statement is not in effect under the Securities Act or any applicable state securities laws with respect to the shares of Common Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Common Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless Transcat shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act and any applicable state securities laws. Transcat may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as Transcat, in its discretion, shall deem appropriate.

9.6 Recoupment Policy. Notwithstanding any provision of the Plan or an Award Agreement, the amount of any cash paid under an Award, any shares of Common Stock granted or issued under an Award, and any amount received with respect to any sale of any such shares of Common Stock, shall be subject to potential cancellation, recoupment, rescission, payback, or other action in accordance with the terms of the Company’s incentive compensation recoupment policy, as amended from to time.

9.7 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

9.8 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

9.9 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of Transcat.

9.10 Interpretation. Whenever used in the Plan, nouns in the singular shall include the plural and the plural shall include the singular, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections in the Plan are inserted for convenience and reference only, and they do not constitute part of the Plan.

*          *          *          *          *

TRANSCAT, INC.
35 VANTAGE POINT DRIVE
ROCHESTER, NY 14624

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on Tuesday, September 7, 2021 (the day before the meeting). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TRNS2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on Tuesday, September 7, 2021 (the day before the meeting). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D54926-P58656	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
TRANSCAT, INC.			For	Withhold	For All
			All	All	Except
The Board of Directors recommends you vote FOR the three nominees listed.

1.	Election of Directors		☐	☐	☐

Nominees:

	01)	Craig D. Cairns
	02)	Oksana S. Dominach
	03)	Lee D. Rudow
To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.		For	Against	Abstain

2.	To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

3.	To ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 26, 2022.	☐	☐	☐

4.	To approve the Transcat, Inc. 2021 Stock Incentive Plan.	☐	☐	☐

NOTE: In their discretion, and in accordance with applicable law, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be held on September 8, 2021:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D54927-P58656

TRANSCAT, INC.
Annual Meeting of Shareholders
September 8, 2021 12:00 PM (Eastern Time)
This proxy is solicited on behalf of our Board of Directors
and each matter to be voted on at the Annual Meeting
has been proposed by our Board of Directors.

The undersigned appoints Gary J. Haseley and Paul D. Moore, and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of common stock of TRANSCAT, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/TRNS2021 at 12:00 PM (Eastern Time) on Wednesday, September 8, 2021, and at any adjournment of the meeting.

●	This proxy will be voted as specified by you and it revokes any prior proxy given by you.
●	Unless you withhold authority to vote for one or more of the nominees according to the instructions on the reverse side of this proxy, your signed proxy will be voted FOR the election of the three director nominees listed on the reverse side of this proxy and described in the accompanying Proxy Statement.
●	Unless you specify otherwise, your signed proxy will be voted FOR Proposals 2, 3 and 4 listed on the reverse side of this proxy and described in the accompanying Proxy Statement.
●	You acknowledge receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated July 22, 2021, describing more fully the proposals listed in this proxy.

Continued and to be signed on reverse side